Exhibit 10.1

LEASE

FOR PREMISES LOCATED AT

1751 SOUTH FORDHAM STREET, SUITE F,

LONGMONT, COLORADO

BETWEEN

CHROMADEX ANALYTICS, INC.

AS TENANT

AND

LONGMONT DIAGONAL INVESTMENTS LLC

AS LANDLORD

TABLE OF CONTENTS
LEASE
1.	PRINCIPAL TERMS.

2.	PREMISES LEASED; DESCRIPTION

3.	PRESENT CONDITION OF PROPERTY

4.	TERM

5.	RENT

6.	TAXES - REAL PROPERTY - PAID BY TENANT - PROTEST

7.	TAXES - TENANT'S PERSONAL PROPERTY - PAID BY TENANT

8.	UTILITIES AND SECURITY SERVICES

9.	HOLDING OVER

10.	ALTERATION - CHANGES AND ADDITIONS

11.	MECHANIC'S LIENS

12.	SIGNAGE

13.	MAINTENANCE AND REPAIRS

14.	CONDITION UPON SURRENDER - RETURN OF KEYS

15.	USE OF THE PREMISES; COMPLIANCE WITH LAWS; RULES AND REGULATIONS

16.	INSURANCE

17.	FIRE REGULATIONS - TENANT RESPONSIBILITY

18.	REPLACEMENT OF BUILDING - CASUALTY DAMAGE

19.	ENVIRONMENTAL MATTERS

20.	ENTRY BY LANDLORD

21.	DEFAULT - REMEDIES BY LANDLORD

22.	LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES; TENANT TO PAY LANDLORD'S FEES

23.	INDEMNIFICATION BY TENANT AND BY LANDLORD

24.	ASSIGNMENT OR SUBLETTING

25.	LANDLORD'S WARRANTY OF TITLE; QUIET ENJOYMENT

26.	ADDITIONAL DEVELOPMENT OF PROPERTY - RIGHTS OF LANDLORD

27.	GOVERNMENTAL ACQUISITION OF THE PREMISES

28.	SUBORDINATION OF THE LEASEHOLD TO MORTGAGES

29.	MEMORANDUM OF LEASE - CONFIDENTIALITY

30.	NO WAIVER OF BREACH; ACCEPTANCE OF PARTIAL PAYMENTS OF RENT

31.	CONTROLLING LAW; PARTIAL INVALIDITY; MODIFICATIONS OR EXTENSIONS.

32.	INUREMENTS

33.	TIME

34.	ADDRESSES; EMPLOYER IDENTIFICATION NUMBERS; METHOD OF GIVING NOTICE

35.	DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

36.	ADDITIONAL PROVISIONS

LEASE

THIS LEASE (the "Lease") is made and entered into this 14th day of April, 2016, by and between LONGMONT DIAGONAL INVESTMENTS LLC, a Delaware limited liability company, hereinafter referred to as "Landlord," and CHROMADEX ANALYTICS, INC., a Nevada corporation, hereinafter referred to as "Tenant."

W I T N E S S E T H:

In consideration of the covenants, terms, conditions, agreements, and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

1.           PRINCIPAL TERMS.  Capitalized terms, first appearing in quotations in this Section, elsewhere in this Lease or any Exhibits, are definitions of such terms as used in this Lease and Exhibits and shall have the defined meaning whenever used. Any Addenda and/or Exhibits referred to herein and attached hereto are incorporated herein by reference.

1.1	"Building":
The building having an address of 1751 South Fordham Street, in the City of Longmont, County of Boulder, State of Colorado, consisting of approximately 61,600 rentable square feet of space, as generally described on Exhibit A-1 attached hereto

1.2	"Premises":	Approximately 10,052 rentable square feet located in Suite #F, as generally depicted on Exhibit A-2 attached hereto.

1.3 1.4	"Initial Term": "Base Rent":
87 whole calendar months following the Commencement Date plus any partial month in which the Commencement Date occurs

"Commencement Date": Upon the Delivery Date (as hereafter defined), estimated to be on or before July 1, 2016

"Expiration Date": the last day of the 87th whole calendar month following the Commencement Date

Period	Annually/RSF	Monthly
Months 1-12*	$10.25	$8,586.08	*
Months 13-24	$10.75	$9,004.92
Months 25-36	$11.25	$9,423.75
Months 37-48	$11.75	$9,842.58
Months 49-60	$12.25	$10,261.42
Months 61-72	$12.75	$10,680.25
Months 73-84	$13.25	$11,099.08
Months 85-87	$13.75	$11,517.92
*Subject to abatement as provided in Section 5.1 below

Tenant shall pay Landlord Base Rent for the first whole calendar month for which Tenant is obligated to pay Base Rent concurrent with Tenant's execution of this Lease

1.5 1.6	Tenant Improvements: Operating Expenses:
In accordance with the Work Letter attached as Exhibit B

Initial Estimate of Operating Expenses: $4.43 per square foot of the Building
Initial Estimated Payment: $3,710.86 per month
Tenant's Share: 16.3182%

1.7	"Deposit":	$175,000.00, subject to reduction as provided below Tenant shall pay Landlord the Deposit concurrent with Tenant's execution of this Lease

1.8	"Permitted Use":	Research and development laboratory consistent with a PUD-I zoning classification, and related general office uses

1.9	"Guarantor":	None

1.10	Landlord's Notice Address:
Longmont Diagonal Investments LLC
c/o Goff Capital Partners, L.P.
6465 South Greenwood Plaza Blvd, Suite 1075
Centennial, Colorado 80111
Attn: Conrad Suszynski

with a copy to

Goff Capital Partners, L.P.
500 Commerce St., Suite 700
Fort Worth, Texas 76102
Attn: Mark Collier

Landlord's Fax Number:	(720) 250-9631

1.11	Rent Payment Address:
by U.S. Mail:

Longmont Diagonal Investments LLC
P.O. Box 731747
Dallas, TX 75373-1747

by overnight mail:

JPMorgan Chase (TX1-0029)

Attn: Longmont Diagonal Investments LLC 731747
14800 Frey Road, 2nd Floor
Ft. Worth, TX 76155

1.12 1.13	Landlord's Tax I.D.: Tenant's Notice Address: Precommencement Address: Post Commencement Address: Tenant's Fax Number:	45-4210159 10005 Muirlands Blvd Suite G Irvine, CA 92618 At the Premises (949) 419-0294

1.14	Tenant's Tax I.D.:	90-0070340

1.15	Landlord's Broker:	Dean Callan & Company and Newmark Grubb Knight Frank

1.16 1.17	Cooperating Broker: Parking:	Rare Space Inc. 35 unreserved parking spaces

1.18	Attachments:	[check if applicable]
X	Addendum
X	Exhibit A-1: Legal Description of Building
X	Exhibit A-2: Premises
X	Exhibit B: Work Letter for Tenant Improvements
X	Exhibit C: Form of Commencement Agreement
X	Exhibit D: Form of Tenant's Estoppel Certificate
X	Exhibit E: Form of Subordination Agreement, Acknowledgement of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement
X	Exhibit F: Tenant-Owned Alterations

2.           PREMISES LEASED; DESCRIPTION.   Landlord hereby leases unto Tenant the Premises which is a part of the Building on the land ("Land"), a more detailed description of which is described on Exhibit A-1. A floorplan showing the location of the Premises within the Building is attached as Exhibit A-2.  The leasing of the Premises is made according to the terms of this Lease, including the non-exclusive right to use, subject to the provisions of this Lease, to use all appurtenances thereto and all fixtures attached thereto, roadways, sidewalks, and other common areas serving the Building, as Landlord may from time to time designate for use by tenants of the Building.  Tenant shall have access to the Premises and the parking areas at the Building 24 hours per day, 7 days per week, and 365 days per year subject to the provisions of this Lease.

3.           PRESENT CONDITION OF PROPERTY.  Tenant has examined and accepts the Building, improvements, and any fixtures on the Premises, in present condition, subject to the construction of Tenant Improvements as detailed in the Work Letter ("Work Letter") attached hereto as Exhibit B and made a part hereof by this reference.  No representation, statement, or warranty, express or implied, has been made by or on behalf of Landlord as to the condition of the Premises, or as to the use that may be made of same.  In no event shall Landlord be liable for any defect in the Premises or for any limitation on the use of the Premises.

4.           TERM.

4.1           Initial Term.  The Initial Term of this Lease commences at 12:01 a.m. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term, together with any extensions thereof, plus any partial month prior to the Initial Term is herein referred to as the "Term"). The Commencement Date of the Initial Term as set forth in  Section 1 shall be subject to those adjustments of the Commencement Date, if any, set forth in Section 4.2 which relate to the performance of construction on the Premises.

4.2           Tenant Improvement Construction.  The Commencement Date of this Lease shall be delayed until Landlord delivers possession of the Premises with the Tenant Improvements, described in the Work Letter, Ready for Occupancy (as defined in the Work Letter) (the "Delivery Date").  If for any reason Landlord is delayed and the Delivery Date does not occur on or prior to the anticipated Commencement Date, such failure will not affect the validity of this Lease, but in such case the Commencement Date shall be postponed, and Tenant shall not be obligated to pay Rent, until the Premises are Ready for Occupancy (unless such delay is due to a delay caused by Tenant, in which case Tenant's Rent obligations and the Commencement Date shall occur on the date the Premises would have been Ready for Occupancy had there been no delay by Tenant). If the Delivery Date is other than the first day of the month, then the Commencement Date will be further delayed to the first day of the month following the Delivery Date but all provisions hereof, including Tenant's obligation to pay Rent (prorated for a partial month), will be in effect as of the Delivery Date.  If the Commencement Date is delayed, the Expiration Date shall be extended so that the Initial Term will continue for its full period and end on the last day of a calendar month.  The postponement of Tenant's obligation to pay Rent is in full settlement of all claims which Tenant may otherwise have by reason of Landlord's delay of delivery of the Premises. Promptly following the Commencement Date, Landlord and Tenant agree to execute a commencement agreement in the form attached as Exhibit C setting forth the Commencement Date, the Expiration Date and such other matters described therein or requested by Landlord.

4.3           Delivery of Possession. Taking possession of the Premises by Tenant on the Delivery Date is conclusive evidence that the Premises are in the condition agreed upon between Landlord and Tenant and acknowledgment by Tenant of satisfactory completion of any work which Landlord has agreed to perform, including the Tenant Improvements (subject to any punchlist items identified pursuant to the Work Letter).  Tenant may, upon written consent by Landlord in its sole discretion, have access to the Premises during Tenant Improvement construction for the purpose of moving in Tenant-owned furniture, fixtures, cabling, equipment and inventory.  This access and the items so moved in shall not in any way prevent or materially interrupt construction of the Tenant Improvements, nor shall Landlord, its agent, employees, subcontractors, or any other person on the Premises whether invited or not invited, be liable for the protection, care or security of Tenant-owned items.  This Section shall not be construed so as to permit Tenant to occupy the Premises prior to the satisfaction of all requirements for Tenant's insurance set forth below or to operate its business from the Premises.  If Tenant commences its usual business therein, all terms and provisions of this Lease shall apply as of the date Tenant commences its business, including the obligation for the payment of all Rent and other amounts owing hereunder, however, such early occupancy shall not advance the Expiration Date of this Lease.

                5.           RENT.  All amounts, including Base Rent or any additional Rent, to be paid by Tenant pursuant to this Lease as the context requires, are sometimes referred to collectively as "Rent".  Tenant shall pay Rent to Landlord as follows:

5.1           Base Rent.   Subject to the provisions below, commencing on the Delivery Date and on the first day of each month thereafter, Tenant shall pay minimum Base Rent in the amount stated in Section 1.4, in advance without notice.  Rent shall be paid without set off, abatement, or diminution (except as expressly provided in Section 21.10), at the address set forth in Section 1.11, or at such other place as Landlord from time to time designates in writing. Notwithstanding anything to the contrary, and so long as there has been no event of default (as hereinafter defined) Tenant may occupy the Premises and abate payment of Base Rent (but not Operating Expenses, utilities or any other charges required to be paid by Tenant hereunder) for the 90 day period following the Commencement Date (the "Abated Rent Period"). Base Rent payable hereunder is allocable to, and will be accrued by the parties during, their fiscal periods in which the same is actually paid.  No portion of Base Rent paid by Tenant during periods outside of the Abated Rent Period will be allocated to such Abated Rent Period, nor is such Base Rent intended to be allocable to the Abated Rent Period. If at any time during the Term, an event of default occurs, Tenant shall owe Landlord, in addition to all other amounts, the Base Rent abated hereunder. Tenant has no obligation to pay the Base Rent abated hereunder if no event of default occurs prior to the Termination Date.

5.2           Operating Expenses.  In addition to Base Rent, Tenant shall pay to Landlord as additional Rent during the Term hereof, Tenant's Share, as hereinafter defined, of the Operating Expenses, as hereinafter defined, for each year of the Term.  Tenant's Share of Operating Expenses shall be payable in accordance with the following provisions:

5.2.1           "Tenant's Share" is defined, for purposes of this Lease, to be the percentage as set forth in Section 1.6 hereof, which percentage is determined by dividing the approximate rentable square footage of the Premises by the total approximate rentable square footage of space contained in the entire Building, as such square footages are set forth in Section 1 hereof.   It is understood and agreed that Tenant's Share is subject to revision in the event the actual size of the Building is increased or decreased by Landlord, as provided for herein.

5.2.2           "Operating Expenses" is defined, for purposes of this Lease, to include all reasonable costs incurred by Landlord for or in connection with the ownership, management, operation, maintenance and repair of the Building as is necessary to keep the Building in a safe and good order and condition including as is required by all applicable laws, codes, rules and regulations ("Applicable Laws").  Operating Expenses may include but are not limited to, the following:

(1)           The maintenance and repair of common areas, if any;

(2)           The maintenance and repair, including striping and sealing where applicable, of parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways and driveways;

(3)           Snow removal (Landlord is responsible for snow removal of more than 2");

(4)           The preventative maintenance and repair of all heating, air conditioning, plumbing, electrical systems, life safety equipment (including fire detection and suppression systems), locks and security systems, telecommunication and other equipment used in common by, or for the benefit of Tenant, tenants or occupants of the Building;

(5)           The maintenance, repair and replacement of all landscaped areas, including irrigation systems and fences;

(6)           Window washing and the maintenance and repair of parking lot lighting;

(7)           The preventative maintenance and repair of Building exteriors (including roofs) and any other publicly mandated services to the Building;

(8)           The cost of all utilities including water, sewer, gas, and electricity, except for those utilities separately metered and paid for by Tenant or tenants;

(9)           All costs incurred in the maintenance and/or cleaning of the Building or Premises, except for janitorial costs specific to the Premises which shall be contracted for and paid directly by Tenant;

(10)         All real property taxes and assessments levied against the Building or land by any governmental or quasi-governmental authority or under any covenants, declarations, easements or restrictions (collectively referred to herein as "Taxes"). Taxes are computed on an accrual basis based on the year in which they are levied;

(11)           Insurance premiums for the Building, including property damage coverage, together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building;

(12)           All labor costs, including wages, costs of worker's compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health for employees of Landlord, or Landlord's management company, at or below the level of Building Manager, who are providing services to the Building or the business park of which the Building is a part;

(13)           Professional building management fees equal to 4% of gross rents for the Building;

(14)           Reasonable legal, accounting, inspection, and other consulting fees (including fees for consultants for services that actually result in a reduction in Operating Expenses due to improvement in the operation, maintenance or state of repair of the project of which the Premises are a part).

Operating Expenses shall specifically not include:

(a)           The costs of replacements of equipment or improvements that are considered capital items under Generally Accepted Accounting Principles ("GAAP"), except for (i) costs of capital improvements and structural repairs and replacements to the Building to conform to new Applicable Laws or changes in any Applicable Laws subsequent to the date of this Lease ("Required Capital Improvements") and necessitated due to Tenant's Permitted Use, and (ii) the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses ("Cost Savings Improvements").  Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as reasonably determined by Landlord's accountants); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses;

(b)           The costs of alterations of tenant spaces or other capital expenditures except for such costs, as reasonably amortized by Landlord, where one of the purposes of such capital expenditure was to improve Building operating efficiency resulting in cost savings to Tenant;

(c)           Principal and interest payments, points, fees and any other mortgage related charges or expenses;

(d)           Leasing commissions or other related leasing expenses;

(e)           Any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party, other tenant or tenants, or by insurance proceeds;

(f)           Depreciation of the Building; and

(g)           Cost for, or contributions to, reserves of any kind.

The Operating Expenses for the first and last years of the Term shall be prorated according to that portion of such year as to which Tenant is responsible for a share of such expenses.  Certain items of maintenance (such as landscape maintenance and snow removal) are performed by Landlord on numerous areas owned and/or maintained by Landlord, in addition to the Premises, and the cost thereof cannot be precisely ascribed to the Premises.  As to such services which are performed on areas in addition to the Premises, the cost for all areas so serviced shall be allocated to the Premises in proportion to the square feet of building floor space in the Premises compared to the square feet of building floor space in the entire area to which such services are provided.  Landlord shall keep reasonable records of such cost.

                                                5.2.3           Operating Expenses for the calendar year in which the Term commenced have been estimated (the "Initial Estimate") and such Initial Estimate is set forth in Section 1.6 of this Lease.  Until notice is given by Landlord of a change in such estimate, Tenant shall make estimated monthly payments in the amount last advised by Landlord; the amount of such estimate that Tenant is obligated to pay as of the commencement of Tenant's obligations under this Lease as Tenant's Share of Operating Expenses is set forth as the Initial Estimated Payment in Section 1.6 of this Lease.  Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during such year.  If Tenant's payments under this Section during said subject year exceed Tenant's Share of actual Operating Expenses as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expenses next falling due.  If Tenant's payments under this Section during the subject calendar year were less than Tenant's Share of actual Operating Expenses as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 30 days after delivery by Landlord to Tenant of said statement. During any periods of adjustments and prior to receipt of Landlord's statement, Tenant shall continue to pay Landlord the amount of the estimated payment for the prior calendar year and a retroactive adjustment, if applicable, shall be made after Tenant's receipt of the statement which sets forth the new estimated payment. Landlord and Tenant shall forthwith adjust between them any balance determined to exist with respect to that portion of the last year for which Tenant is responsible as to Operating Expenses, notwithstanding that the Term may have terminated before the end of such year and such obligation shall survive the expiration or earlier termination of this Lease.  If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in the estimated payment, Tenant shall give Landlord notice of such dispute within 30 days after Tenant's receipt of the adjustment.  If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment.  If Tenant timely objects, Tenant may engage its own certified public accountants ("Tenant's Accountants") to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease.  Tenant's Accountants shall enter into a confidentiality agreement satisfactory to Landlord.  If Tenant's Accountants determine that an error has been made, Landlord's accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant's reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant.  Tenant shall pay for all costs incurred by Tenant for Tenant's Accountants; provided, however, if it is ultimately determined that an error has been made in Landlord's determination of Tenant's Share of Operating Expenses, and such error exceeds seven percent (7%), Landlord shall be responsible for the cost of the audit by the Landlord's accountants,  Tenant's Accounts, and the third accountant (if any), which costs must be determined on an hourly or flat fee basis, and not on a percentage or contingent fee.  Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the estimated payment or adjustment determined by Landlord's accountants until the adjustment has been determined to be incorrect.  If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

5.3           Late Charges.  Tenant will pay a late charge equal to 5% of any monthly Rent payment or other payment not paid when due, which payment shall be in addition to any interest elsewhere provided for.  Notwithstanding the foregoing, in the first instance of late payment during any 12-month period, such late charge will not be assessed until the 5th day after Landlord has given written notice to Tenant notifying Tenant that the payment is late.

5.4           Security Deposit.   Tenant has deposited and will keep on deposit at all times during the Term with Landlord the Deposit as security for the payment and performance of Tenant's obligations under this Lease, including but not limited to payment of all Rent due under the terms hereof.  Landlord shall not owe Tenant any interest on the Deposit.  At Landlord's election, deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Premises which should have been performed by Tenant, for any Base Rent, additional Rent payment or any other sum delinquent under the terms hereof, and for any sum used by Landlord in any manner to cure any default in the performance of Tenant under the terms of this Lease.  In the event deductions are so made during the Term, upon notice by Landlord, Tenant shall redeposit such amounts so expended so as to maintain the Deposit in the amount as herein provided for, within 10 days after receipt of such written demand from Landlord.  Nothing herein contained shall limit the liability of Tenant as to any repairs or maintenance of the Premises; and nothing herein shall limit the obligation of Tenant promptly to pay all sums otherwise due under this Lease and to comply with all the terms and conditions hereof.  If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is then the holder of Tenant's interest in this Lease, without interest, within 60 days after full performance of this Lease by Tenant.  Notwithstanding the foregoing, on the first day of the 13th month of the Term following the Commencement Date, if an event of default by Tenant has not occurred (or an event of default by Tenant has occurred but has been cured within the applicable cure period to the extent permitted under the Lease) as of the date of decrease, the Deposit shall be decreased by $25,000.00 (resulting in the Deposit in the amount of $150,000.00); thereafter, on the first day of the 25th month of the Term following the Commencement Date, if an event of  default by Tenant has not occurred (or an event of default by Tenant has occurred but has been cured within the applicable cure period to the extent permitted under the Lease) as of the date of decrease, the amount of the Deposit shall be decreased by $25,000.00 (resulting in the Deposit in the amount of $125,000.00); thereafter, on the first day of the 37th month of the Term following the Commencement Date, if an event of default by Tenant has not occurred (or an event of default by Tenant has occurred but has been cured within the applicable cure period to the extent permitted under the Lease) as of the date of decrease, the Deposit shall be decreased by $75,000.00 (resulting in the Deposit in the amount of $50,000.00); and thereafter, on the first day of the 49th month of the Term following the Commencement Date, if an event of default by Tenant has not occurred (or an event of default by Tenant has occurred but has been cured within the applicable cure period to the extent permitted under the Lease) as of the date of the decrease, the Deposit shall be decreased by $25,000.00 (resulting in the Deposit in the amount of $25,000.00).  Landlord shall hold the Deposit as same may be decreased hereunder for the remainder of the Term pursuant to the Lease.

5.5           Proration of Rent for Partial Months.  If the Term begins on other than the first day of a month, Base Rent and additional Rent from such date until the first day of the next succeeding calendar month shall be prorated on the basis of the actual number of days in such calendar month and shall be payable in advance.  If the Term terminates on other than the last day of the calendar month, Rent from the first day of such calendar month until such termination date shall be prorated on the basis of the actual number of days in such month, and shall be payable in advance.

6.           TAXES - REAL PROPERTY - PAID BY TENANT - PROTEST.  Tenant shall pay as Operating Expenses, Tenant's Share of all real estate taxes and assessments (excluding federal or state income taxes and franchise or estate taxes), as shall, from and after the date hereof, be assessed upon the Premises and any appurtenances or improvements thereto in accordance with Section 5.  The real estate taxes and assessments for the year in which the Term shall begin, as well as for the year in which this Lease shall end, shall be apportioned so that Tenant shall pay only the portions that correspond with the portions of such years as are within the Term.  In the event that the Premises are assessed for tax purposes as a part of a larger parcel, the tax on the entire parcel shall be prorated in proportion to the number of square feet of Building floor space on each portion of the entire parcel.

Upon written request from Tenant, Landlord shall protest the tax assessment on the Premises, to the extent that Landlord, in good faith, believes that such protest is justifiable and likely to be successful.  In the event of any such protest Tenant shall nevertheless pay to Landlord the taxes as assessed and Tenant shall be entitled to the appropriate share of any refund.  Tenant shall not protest any real property tax assessment on the Premises.

7.           TAXES - TENANT'S PERSONAL PROPERTY - PAID BY TENANT.  Tenant shall be responsible for and timely pay any and all personal property taxes assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Premises by Tenant.

8.           UTILITIES AND SECURITY SERVICES

8.1           Utilities.  Tenant shall obtain and contract directly with the respective utility provider and pay all charges for any utilities separately metered to the Premises. Tenant agrees that Landlord shall not be liable for directly contracted utility services not being supplied to the Premises. Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact solely for the purpose of terminating Tenant's account with any provider of such utilities if Tenant abandons the Premises or if this Lease expires or is otherwise terminated.

Tenant shall pay as Operating Expenses, Tenant's Share of all utilities servicing the Premises on common meters with other tenants, including but not limited to water, sewer, hot water, heat, gas, electricity, light, telephone, cable TV.  Except as set forth herein, Landlord shall not be required to furnish to Tenant any utility services of any kind, such as, but not limited to, water, sewer, heat, gas, electricity, voice or data services, or other utilities used, rendered, or supplied upon or in connection with the Premises.  Tenant agrees that Landlord shall not be liable for failure to supply any utility service during any period Landlord is unable to furnish such services and Landlord uses reasonable diligence to supply such services, it being understood that Landlord reserves the right to discontinue temporarily such services, or any of them, at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God or any other happening beyond control of Landlord.  Landlord's obligations to furnish services shall be conditioned upon the availability of adequate sources.  Landlord shall have the right to enter upon the Premises at all reasonable times upon prior written or telephonic notice as may be reasonable under the circumstances in order to make such repairs, alterations and adjustments as shall be necessary in order to comply with the provisions of any mandatory or voluntary fuel or energy saving or similar statute, regulation or program. No prior notice shall be required in the event of an emergency.

8.2           Private Security Service.  Landlord may, in its sole discretion, engage a private security service, as an independent contractor, to patrol the Building or the business park in which the Building is located, but Landlord shall have no obligation to engage a private security service and shall not be liable for any damages or loss which might have been averted had a private security service been engaged.  If Landlord does so employ a private security service, the cost thereof shall be considered an Operating Expense, and Tenant agrees that neither Landlord nor the Building management company, nor their respective members, officers, employees or agents shall have liability for damages, liability or any claims (collectively, "Damages"), on account of any injury to or death of any employee, agent, representatives or invitee of Tenant arising out of the use or acts of the private security service.  Nothing herein shall limit any action by Tenant against any person or entity providing private security service, provided that neither Landlord nor the Building management company, or their respective members, officers, employees or agents (other than such security service) shall be party to, or liable for, any judgment entered in such an action as a defendant, cross-defendant, third- party defendant, or otherwise.  If Tenant desires a higher level of security services than Landlord provides, or wishes to obtain an agreement that there will be liability for actions, inactions, non-performance or quality of performance by a security service, Tenant may engage such additional security service for the Premises as Tenant chooses, at Tenant's sole expense.

9.           HOLDING OVER.  If, after expiration of the Term, Tenant shall remain in possession of the Premises and continue to pay Rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the Base Rent rate during such holdover tenancy shall be equivalent to 150% of the monthly Base Rent paid for the last month of tenancy under this Lease, plus payment of 100% of all additional Rent under this Lease.  Such month-to-month tenancy may be terminated by Landlord effective as of midnight on any day which is more than 29 days after date of delivery of Landlord's written notice of termination to Tenant. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord.

10.           ALTERATION - CHANGES AND ADDITIONS.  Tenant shall not make any improvements, additions or alterations to the Premises (collectively "Alterations") during the Term without in each instance first obtaining the written consent of Landlord. Landlord will not unreasonably withhold consent to Tenants erecting inside partitions, adding to existing electric power service, adding telephone outlets or other communication services, adding light fixtures, installing additional heating and/or air conditioning, or making such other Alterations as Tenant may desire.  Landlord, in its sole discretion, may withhold its consent to Alterations which require new openings in the roof or placement of additional equipment on the roof of the Building.

Prior to commencement of any Alterations, Tenant shall submit to Landlord a set of fully detailed working drawings and specifications for the proposed Alteration, prepared by a licensed architect or engineer; provided, however, if Tenant so requests, Landlord will have the working drawings and specifications prepared for Tenant, at Tenant's expense.  Tenant will pay Landlord's customary hourly charges for review and approval of any working drawings and specifications provided by Tenant, as additional Rent, to be paid within 30 days after delivery of invoice.  In particular, but not as a limitation, the working drawings must fully detail changes to mechanical, wiring and electrical, lighting, plumbing and HVAC systems of the Premises, and the Building as applicable, to Landlord's satisfaction.  Landlord may refuse to consent to Alterations because of the inadequacy of the working drawings and specifications.  All Alterations, along with any repair and maintenance work performed by Tenant, shall be done at Tenant's expense with Landlord's prior consent and subject to any conditions imposed by Landlord; however, if such work is not performed by or on behalf of Landlord, Tenant shall pay Landlord its supervisory fee within 30 days of receipt of an invoice from Landlord. Tenant may not commence the Alterations until Landlord's written consent has been given.  Any Alterations requested by Tenant of the telecommunication or data transmission equipment, facilities, lines or outlets on the Premises shall be performed only with Landlord's approval, and only by Landlord's approved contractor.  Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to make non-structural Alterations costing less than $25,000.00 (at any one time) without the consent of Landlord, so long as such Alterations do not affect the Building's mechanical, electrical, telecommunications, or life safety systems, do not increase the load on the Building systems or structure, and are completed in accordance with Applicable Laws and in accordance with the working drawings and specifications approved by a licensed architect or engineer (copies of which shall be provided to Landlord promptly following completion of such Alterations).

If within 30 days after such working drawings are submitted by Tenant to Landlord for such approval, Landlord shall have not given Tenant notice of disapproval, stating the reason for such disapproval, such working drawings shall be considered denied by Landlord.  As a condition of approval for such Alterations, Landlord shall have the right to require Tenant to furnish adequate bonds or other security acceptable to Landlord for performance of and payment for the work to be performed.

Upon the expiration or earlier termination of this Lease, all Alterations (except trade fixtures, laboratory equipment and those items identified on Exhibit F installed by or at the request of Tenant (the "Tenant-Owned Alterations")) shall be and remain the property of Landlord, provided, however, Landlord shall have the option to require Tenant to remove any or all such Alterations, including any fixtures, equipment, and/or additions.  If Tenant expressly requests Landlord's determination when requesting Landlord's consent to Alterations, Landlord shall make its determination as to whether or not Tenant shall be required to remove such Alterations and restore the Premises at the expiration or earlier termination of this Lease.  If Tenant removes any Alteration at Landlord's request or any Tenant-Owned Alterations, Tenant shall repair and restore the Premises to the condition existing immediately prior to such installation or Alteration or Tenant-Owned Alteration, normal wear and tear excepted, all at Tenant's cost and expense.  All work done by or on behalf of Tenant shall conform to Applicable Laws, including appropriate city, county and state building codes and health standards and OSHA standards and Tenant shall be responsible for obtaining and paying for building permits in connection therewith.

Neither Landlord's right of entry, nor any actual inspection by Landlord, nor Landlord's actual knowledge of any Alteration accomplished or in progress shall constitute a waiver of Landlord's rights concerning Alterations by Tenant.  Landlord's consent or approval of the working drawings and specifications for any Alterations shall not constitute a warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws.  If any Alterations, or removal of Alterations or fixtures and equipment, cause damage to the structural portion, exterior finish, roof or other portions of the Building, then the costs to repair such damage, and further maintenance and repairs during the Term, shall thereafter be the sole responsibility of Tenant.

11.           MECHANIC'S LIENS.  Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease.  Tenant shall keep the Building, other improvements and land of which the Premises are a part free and clear of all mechanic's liens resulting from construction by or for Tenant.  Tenant shall have the right to contest the correctness or validity of any such lien if, by the earlier of the date an action is commenced to foreclose such lien, or 15 days following demand by Landlord, Tenant deposits with Landlord and/or any appropriate court or title insurance company a bond or sum of money sufficient to allow issuance of title insurance against the lien and/or to comply with the statutory requirements for discharge of the lien found in Sections 38-22-130 and 38-22-131 of the Colorado Revised Statutes, or any successor statutory provision.  Landlord shall have the right to require Tenant's contractor(s), subcontractors and materialmen to furnish to both Tenant and Landlord adequate lien waivers on work or materials paid for, in connection with all periodic or final payments. Tenant's failure to act in accordance with the foregoing shall be an event of default and Landlord may, in addition to other remedies, pay such amounts, which together with reasonable attorneys' fees incurred and interest, shall be immediately due Landlord upon notice.  Landlord reserves the right to post notices on the Premises that Landlord is not responsible for payment of work performed and that Landlord's interest is not subject to any lien.

12.           SIGNAGE.  Tenant shall place no signs on the Premises or the Building (except inside the Premises and that are not visible from outside the Premises) without prior written consent of Landlord. If Landlord approves signage, Tenant shall be responsible for removing such signage and restoring the area of the Building on which the signage was mounted on or before the Expiration Date or earlier termination of this Lease.  Tenant may not put any signs on the Premises indicating that the same are for rent, or available for assignment or sub-lease, and may not put any signs of real estate brokers on the Premises.  Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's then applicable signage criteria and the regulations, codes and covenants of the City of Longmont and the business park in which the Building is located, to place identification signage at the entry to the Premises, at Tenant's cost and expense.

13.           MAINTENANCE AND REPAIRS.

13.1  The Building.  Landlord shall be responsible for maintenance and repairs of the roof, exterior finish and structural portions of the Building, along with the common areas (including landscaped areas, parking areas, loading and unloading areas, roadways, sidewalks, walkways, stairways, parkways and driveways) of the Building (however, all expenditures by Landlord in this regard shall be included in Operating Expenses except where specifically excluded).  If any such maintenance or repairs are necessitated by damage caused by Tenant or its employees, agents, contractors, sub-contractors, licensees, invitees or guests, Tenant shall reimburse Landlord (subject to the waivers set forth in Sections 13.3 and 16.5 below) for the reasonable and documented cost of same, as additional Rent, to be paid within 10 days after delivery of invoice.

13.2  The Premises.  All maintenance, repairs and replacements of or within the Premises shall be performed by Tenant, at its own expense, including all necessary maintenance, repairs and replacements to pipes, plumbing and electrical systems which exclusively serve the Premises, windows or other glass, doors, fixtures, interior decorations, and all other appliances and appurtenances.  Such repairs and replacements to the Premises, ordinary as well as extraordinary, shall be made promptly, as and when necessary, so that the Premises are maintained in good condition, consistent with the condition of the Premises on the Commencement Date, normal wear and tear excepted.  All such maintenance, repairs and replacements shall be in quality and class at least equal to the original work.  If Tenant fails to timely make such maintenance, repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements on Tenant's behalf, and the cost and expense thereof shall constitute and be collectable as additional Rent, together with interest thereon as hereinafter provided.

13.3  Tenant's Property.  Notwithstanding Landlord's obligations elsewhere set forth in this Lease, Tenant agrees that Landlord is not liable for any damage to the personal property of Tenant or consequential damages to Tenant.  Except to the extent arising out of Landlord's gross negligence or willful misconduct, Tenant shall indemnify and save harmless Landlord of and from liability for damages, liability or any claims against Landlord, including costs, attorney's fees and expenses of Landlord in defending against the same, on account of any injury to (or death of) any employee, agent, representative or invitee of Tenant.

14.           CONDITION UPON SURRENDER - RETURN OF KEYS.  Subject to the requirements of Tenant pursuant to Section 10, Tenant shall vacate the Premises in the same condition as when received, ordinary wear and tear and damage by casualty or condemnation, excepted, cleaned to the same standard as when received, and shall remove all of Tenant's property, so that Landlord can repossess the Premises not later than midnight on the day upon which this Lease or any extension hereof expires or is otherwise terminated.  Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other conditions or covenant of this Lease.  Upon expiration or termination of this Lease, Tenant shall deliver to Landlord keys which operate all locks on the exterior and interior of the Premises, including keys to locks on cupboards and closets.  Tenant shall retrieve all keys to the Premises which Tenant has delivered to employees or others, and include same with the keys delivered to Landlord.

15.           USE OF THE PREMISES; COMPLIANCE WITH LAWS; RULES AND REGULATIONS.  Tenant shall use the Premises for the Permitted Use and for no other purpose.  Tenant's use of the Premises shall comply with all present and future Applicable Laws of any governmental authority having jurisdiction over the Premises with respect to Tenant's use or operation in the Building.  No outside storage at the Building by or on behalf of Tenant shall be allowed unless first approved by Landlord in writing and then only in such areas as are designated as storage areas by Landlord. Tenant shall not commit or suffer any waste on the Premises.  Tenant shall not permit any nuisance to be maintained on the Premises nor permit any disorderly conduct, noise, vibrations, or odors or other activity that may be dangerous or offensive to other occupants of any other part of the property of which the Premises are a part and/or of any adjoining property.  Tenant shall be liable for the cost of any damage to the Premises or Building or the common areas, sidewalks, and pavements adjoining the same which results from the movement of heavy articles or heavy vehicles or utility cuts made by or on behalf of Tenant.  Tenant shall not overload the floors or any other part of the Premises.

As part of a common scheme for orderly development, use and protection, of its various properties and those properties adjacent to the Premises, Landlord may impose upon Tenant reasonable rules and regulations concerning parking and vehicle traffic; locations at which deliveries are to be made and access thereto; trash disposal; use of common areas such as recreation areas, corridors, and sidewalks; signs and directories; use of communication wires or cables which are used in common but which may be inadequate fully to serve all the demands placed upon them; provided that such rules and regulations shall be uniform in their application and shall not violate the express terms of this Lease elsewhere set forth.

16.           INSURANCE.

16.1           Landlord's Insurance.  Landlord shall keep the Building and the Building improvements (excluding, however, Tenant's leasehold improvements, alterations, additions, trade fixtures, merchandise and personal property) insured throughout the Term against losses covered by ISO Causes of Loss – Special Form Coverage, as defined in the insurance industry, which shall also cover loss of rents.  Landlord shall pay any premium on such policy and such costs shall be included in Operating Expenses. Landlord may purchase a single policy covering buildings and grounds in addition to the Building and the Premises.  In that event, the premium shall be allocated among the various covered buildings and the Premises in proportion to the number of square feet of building floor space in each area for the Liability Insurance and the total insured value of the building for the Property Insurance.

16.2           General Liability Insurance.  Tenant agrees to carry comprehensive general liability insurance in the minimum total amount of $2,000,000 for each occurrence of bodily injury and $2,000,000 for each occurrence of property damage or $2,000,000 Combined Single Limits (CSL) bodily injury and property damage; at least $1,000,000 of such insurance coverage shall be primary coverage and the remaining $1,000,000 of such coverage may be pursuant to an umbrella or excess liability policy.  Tenant also agrees to carry Comprehensive Automobile Liability insurance, including Owned, Employers Non-Owned, and Hire Auto Coverage, with a combined single limit of not less than $2,000,000 per occurrence for bodily injury and property damage; at least $1,000,000 of such insurance coverage shall be primary coverage and the remaining $1,000,000 of such coverage may be pursuant to an umbrella or excess liability policy.  Tenant shall supply to Landlord certificates of insurance as provided in Section 16.6.  In the event Tenant fails to secure such insurance or to give evidence to Landlord of such insurance by depositing with Landlord certificates as provided below, Landlord may purchase such insurance in Tenant's name and charge Tenant the premiums therefor.  Bills for the premiums therefor shall be deemed and paid as additional Rent due within 10 days after delivery of invoice.  Landlord, Goff Capital Partners, L.P., the Building manager, Flatiron Property Management LLC, and such other parties that Landlord shall reasonably require from time to time shall be named as additional insured's (using endorsement form CG 20 10 07 04 or such other form Landlord may require from time to time) in all of the foregoing insurance policies with a statement to that effect set forth in the certificates of insurance furnished to Landlord.  Flatiron Property Management LLC, having an address of 2101 Ken Pratt Boulevard, Suite 101, Longmont, Colorado 80501, or such other party that Landlord shall require from time to time, shall be named "Certificate Holder" on all certificates of insurance required hereunder.  In the event Tenant has multiple locations all insured under one policy, then Tenant shall provide to Landlord an aggregate limit endorsement specific to the Premises.

16.3           Tenant Improvements.  Tenant agrees to carry insurance covering all of Tenant's leasehold improvements, alterations, additions, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, at least as broad as ISO Causes of Loss – Special Form Coverage and Equipment Breakdown Protection Coverage, including Flood and Earthquake, against risks of direct physical loss or damage (commonly known as "all risk" and "boiler and machinery") for the full replacement cost of Tenant's property located at the Premises, with a deductible amount not to exceed $10,000.00.  Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate due to destruction of the Premises as provided below. Leasehold improvements shall include all improvements above the concrete floor and below the concrete or steel roof deck and roof structure whether completed specifically for Tenant or existing prior to the Commencement Date and those tenant improvements made by Tenant or on Tenant's behalf by Landlord.

16.4           Other Insurance.  Tenant shall purchase and maintain workers' compensation and employer's liability insurance as follows: Worker's Compensation Coverage A – Statutory Coverage in an amount required by the State of Colorado; Worker's Compensation Coverage B – Employers Liability Coverage in the amounts of $1,000,000 Each Accident, $1,000,000 Disease, Policy Limit, and $1,000,000 Disease, Each Employee.

Tenant agrees to carry other insurance against such other hazards and in such amounts as the holder of any mortgage or deed of trust to which this Lease is subordinate may require from time to time.

16.5           Mutual Waiver and Waiver of Subrogation.  Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building which is capable of being insured against under ISO Causes of Loss - Special Form Coverage and Equipment Breakdown Protection Coverage and to the extent of damages and coverage under worker's compensation and employers liability insurance required under this Lease, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises.  Tenant also waives all such rights of recovery against Landlord's Building manager and/or property manager.  Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and obtain an appropriate waiver of subrogation provision in the policies.

                                16.6           Other Provisions Regarding Tenant's Insurance.  All insurance required of Tenant in this Lease shall be effected under enforceable policies issued by insurers licensed to do business in the State of Colorado with a Best's Financial Strength Rating of no less than A-X.  Tenant shall use reasonable efforts to deliver to Landlord a certificate evidencing a new or renewal policy prior to the expiration date of any such policy, and shall in any event deliver such certificate to Landlord no later than two (2) business days after such new or renewal policy is issued.  Within 10 days after Landlord's request, Landlord shall be furnished with satisfactory evidence of the payment of the premium on any policy required to be maintained by Tenant hereunder.  To the extent obtainable, all policies shall contain an agreement that, notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of such insurance, such policies shall not be canceled except upon 30 days prior written notice to Landlord, and that the coverage afforded thereby shall not be affected by the performance of any work in or about the Premises.  All policies of insurance required to be carried by Tenant hereunder shall be primary and non-contributory to any insurance maintained by Landlord, Landlord's Building manager and their employees, affiliates, advisors and designees.  If Tenant provides any insurance required of Tenant by this Lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

16.7           Changes in Standard Policies.  If the definition of insurance industry policy language relating to "all-risk" insurance or other term changes, the insurance requirements hereunder shall be modified to conform to the existing insurance industry language; however, the dollar amount of the coverage's required under this Lease shall not be less than those existing at the time of the date of this Lease.

16.8           No Use of Premises in Violation of Insurance Policies.  Tenant shall make no use of the Premises which would void or make voidable any insurance upon the Premises or Building or which would increase any insurance premiums for insurance on the Premises or the Building.

17.           FIRE REGULATIONS - TENANT RESPONSIBILITY.  It shall be Tenant's sole and exclusive responsibility to meet all fire regulations of any governmental unit having jurisdiction over the Premises or with respect to the Premises or required as a result of Tenant's Alterations to the extent such regulations affect Tenant's operations, at Tenant's sole expense.

18.           REPLACEMENT OF BUILDING - CASUALTY DAMAGE.  If the Premises are damaged or destroyed by fire or other cause at any time after the Commencement Date of this Lease, Landlord shall proceed with due diligence to repair or restore the same to the same condition as existed before such damage or destruction, and as soon as possible thereafter will give possession to Tenant of the Premises without diminution or change of location.  Provided, however, that in case of total destruction of the Premises by fire or other casualty, or in case the Building is so badly damaged that, in the reasonable opinion of Landlord, it is not feasible to repair or rebuild the same, or such damage cannot in Landlord's reasonable determination be repaired within 180 days following the occurrence of such damage, then, Landlord shall give notice to Tenant of such determination and Landlord or Tenant shall have the right to terminate this Lease by notice to the other party not later than 30 days after the date on which Landlord provides written notice of such determination.  In the event the Premises are rendered temporarily untenantable because of fire or other casualty, and this Lease is not terminated by either Landlord or Tenant as provided above, then monthly Base Rent shall abate on the untenantable area until the Premises are restored to their former condition, abatement to be based on the square feet of Building floor space in the untenantable area compared to the total rentable square feet of Building floor space in the Premises.  Provided, however, that to the extent the damage or destruction results from the negligence or other action of Tenant or its employees, agents, contractors, subcontractors, invitees, guests or licensees, Tenant shall pay for the restoration or repair, to the extent the cost of same is not covered by Landlord's insurance.

19.           ENVIRONMENTAL MATTERS.

19.1           Definitions.

19.1.1           Hazardous Material.  Hazardous Material means any substance:

(a)           the presence of which requires investigation, notice or remediation under any applicable federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(b)           which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Colorado Underground Storage Tank Act (Colo. Rev. Stat. §25-18-101 et seq.), and/or the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.); or

(c)           which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Colorado or any political subdivision thereof; or

(d)           the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

(e)           which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(f)           which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(g)           radon gas.

19.1.2           Environmental Requirements.  Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including:

(a)           All requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and

(b)           All requirements pertaining to the protection of the health and safety of employees or the public.

19.1.3           Environmental Damages.  Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys' fees and disbursements and consultants' and witnesses' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises, including:

(a)           Damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant;

(b)           Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision or court, or reasonably necessary to make full economic use of the Premises and any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including any reasonable attorneys' fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder;

(c)           Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced herein; and

(d)           Diminution in the value of the Premises and adjoining property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises and adjoining property.

19.1.4           Landlord Indemnified Parties.  "Landlord Indemnified Parties" means Landlord, any other person who acquires an interest in the Premises in any manner, including by purchase at a foreclosure sale or otherwise, and the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, guests and invitees of such persons.

19.2           Indemnification Obligation.  Tenant, its successors in interest by merger, acquisition, consolidation or otherwise, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless Landlord Indemnified Parties from and against any and all Environmental Damages arising from activities of Tenant or its employees, agents, contractors, subcontractors, or guests, licensees, or invitees which (1) result in the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises, or (2) result in the violation of any Environmental Requirements pertaining to the Premises and the activities thereon.  Tenant shall have no obligation to the Landlord Indemnified Parties for any claims, losses, damages, cost or other liabilities of any kind or nature which do not arise from the acts or omissions of Tenant or its employees, agents, contractors, subcontractors, guests, licensees or invitees, including claims, losses, damages, costs or other liabilities which are the result of any conditions on the Property existing on the date Tenant takes occupancy of any portion of the Premises or any Hazardous Materials introduced on the Premises, Building or property on which the Building is located by Landlord, any party under Landlord's control, or any parties other than Tenant or its employees, agents, contractors, subcontractors, guests, licensees or invitees.  Tenant's obligation shall include the burden and expense of the Landlord Indemnified Parties in defending all claims, suits and administrative proceedings, including reasonable attorneys' fees and expert witness and consulting fees, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against Landlord Indemnified Parties, and all such expenses incurred in enforcing the obligation to indemnify.  Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing the Landlord Indemnified Parties.

19.3           Tenant's Obligation to Remediate.  Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Premises which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Premises, or are required by Environmental Requirements, which remediation is necessitated by the 1) introduction of a Hazardous Material upon, about or beneath the Premises or 2) a violation of Environmental Requirements, either of which is caused by the actions of Tenant, its employees, agents, contractors, subcontractors, guests, invitees or licensees.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Premises.  Tenant shall take all actions necessary to restore the Premises to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.  All such work shall be performed by one or more contractors, selected by Tenant and approved in advance and in writing by Landlord.  Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities.  Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Premises.  Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities.  Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities, and copies of any correspondence with any governmental entity related to such activities.  Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state and local laws and regulations, remove all associated equipment, and restore the Premises to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder.  Provided, however, that Tenant shall not be obligated to remediate environmental damages which result from seepage of Hazardous Materials onto the Premises from adjacent property unless the presence on the adjacent property was caused by Tenant or its employees, agents, contractors, subcontractors, guests, invitees or licensees.

19.4           Notification.  If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, or that any representation set forth in this Lease is not or is no longer accurate, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any such notice or communication.  Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification or communication.

19.5           Negative Covenants.

19.5.1           No Hazardous Material on Premises.   Except in strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees, or any other person.  Tenant shall deliver to Landlord copies of all documents which Tenant provides to any governmental body in connection with compliance with Environmental Requirements with respect to the Premises, such delivery to be contemporaneous with provision of the documents to the governmental agency.

19.5.2           No Violations of Environmental Requirements.  Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees, or by any other person of a violation of any Environmental Requirements upon, about or beneath the Premises or any portion thereof.

19.5.3           No Environmental or Other Liens.  Tenant shall not create or suffer or permit to exist with respect to the Premises, any lien, security interest or other charge or encumbrance of any kind, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(1)) or any similar state statute to the extent that such lien arises out of the actions of Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees.

19.6           Landlord's Right to Inspect and to Audit Tenant's Records.  Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises to inspect and audit Tenant's records concerning Hazardous Materials at any reasonable time upon reasonable prior notice to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises or surrounding properties and activities thereon.  If Landlord has reasonable cause to believe Tenant is in default with respect to any of the provisions of this Lease related to Hazardous Materials, Environmental Requirements or Environmental Damages, then Landlord shall have the right, but not the duty, to retain at the sole expense of Tenant an independent professional consultant to enter the Premises to conduct such an inspection and to inspect and audit any records or reports prepared by or for Tenant concerning such compliance; provided, however, if such inspection and audit shall disclose that Tenant is not in default with respect to any of the provisions of this Lease related to Hazardous Materials, Environmental Requirements or Environmental Damages, then Tenant shall not be required to pay for the cost of such inspection and audit.  Tenant hereby grants to Landlord the right to enter the Premises upon reasonable prior notice and to perform such tests on the Premises as are reasonably necessary in the opinion of Landlord to assist in such audits and investigations.  Landlord shall use reasonable efforts to minimize interference with the business of Tenant by such tests inspections and audits, but Landlord shall not be liable for any interference caused thereby.

19.7           Landlord's Right to Remediate.  Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this Lease, to enter the Premises personally or through its agents, consultants or contractors and perform the same.  Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in Section 19.2.

19.8           Survival of Environmental Obligations.  The obligations of Tenant as set forth in Section 19 and all of its subsections shall survive termination of this Lease.

20.           ENTRY BY LANDLORD.  Landlord, or its authorized representative, and/or any lender or prospective lender, shall have the right to enter the Premises during the Term at all reasonable times during usual business hours for purposes of inspection, and/or the performance of any maintenance, repairs or replacement therein.  Landlord shall give Tenant such advance notice of entry as is reasonable in light of the purpose for the entry, except in the event of an emergency or regularly scheduled maintenance when no notice is required.  Landlord shall have the right, upon reasonable notice and during normal business hours, to enter the Premises and show the same to a prospective tenant during the last 270 days of this Lease or any extended term, unless the Term shall have been extended by mutual written agreement or delivery of notice of exercise of any option to extend.

21.           DEFAULT - REMEDIES OF LANDLORD.

21.1           Default Defined.  Any one or more of the following events (each of which is herein sometimes called "event of default") shall constitute a default:

21.1.1           Tenant defaults in the due and punctual payment of any Rent, taxes, tax deposits, insurance premiums, maintenance fees or other sums required to be paid by Tenant under this Lease when and as the same shall become due and payable; provided, however, that Tenant shall have a right to cure such event of default: (a) for the first occurrence in a calendar year, not later than 5 days after receipt of written notice of such non-payment by Landlord, and (b) for the second occurrence within a calendar year, within five (5) days after such payment is due, without a notice requirement. For a third and subsequent occurrence within such calendar year, it shall be an event of default if Tenant defaults in the due and punctual payment of any Rent, taxes, tax deposits, insurance premiums, maintenance fees or other sums required to be paid by Tenant under this Lease when and as the same shall become due and payable.

21.1.2           Tenant abandons the Premises;

21.1.3           Tenant defaults in the performance of or compliance with any of the covenants, agreements, terms and conditions contained in this Lease other than those referred to in the foregoing Section 21.1.1, and such default shall continue for a period of 10 business days after written notice thereof from Landlord to Tenant, and shall not be cured as permitted by Section 21.9;

21.1.4           Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or takes the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or proceedings are taken by Tenant under any relevant Bankruptcy Act in force in any jurisdiction available to Tenant, or Tenant seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises, or makes any general assignment for the benefit of creditors;

21.1.5           A petition is filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed for an aggregate of 120 days, or if any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises is appointed without the consent or acquiescence of Tenant and such appointment remains unvacated for an aggregate of 20 days.

21.2           Landlord's Remedies in the Event of Default.  In the event of any event of default, Landlord shall have the option, without further notice to Tenant or further demand for performance, to exercise any one or more of the following remedies (and any other remedy available at law or in equity):

21.2.1           If Tenant has been late in payment of Rent or other sums due on four or more occasions during any period of one year, Landlord, without terminating this Lease, may 1) require that all future payments be made by bank cashier's check, and/or 2) require an additional security deposit in the amount of the then-current Base Rent for two months, and/or 3) require that Rent for each month be paid on or before the 15th day of the preceding month.  Such requirement shall be imposed by Landlord's written notice delivered to Tenant.  The additional security deposit shall be paid within 10 days after delivery of the notice.  Landlord may or may not exercise the remedies provided in this Section 21.2.1, in its sole discretion.  The exercise of the remedies provided in this Section 21.2.1 shall not be required prior to the exercise of any other available remedy.

21.2.2           Without obligation to seek a new tenant, to institute suit against Tenant to collect each installment of Rent or other sum as it becomes due or to enforce any other obligation under this Lease even though the Premises be left vacant.

21.2.3           As a matter of right, to procure the appointment of a receiver for the Premises by any court of competent jurisdiction upon ex parte application and without notice, notice being hereby expressly waived.  All rents, issues and profits, income and revenue from the Premises shall be applied by such receiver to the payment of the rent, together with any other obligations of Tenant under this Lease.

21.2.4           To re-enter and take possession of the Premises and all personal property therein and to remove Tenant and Tenant's agents and employees therefrom, and either:

a)  terminate this Lease and sue Tenant for damages for breach of the obligations of Tenant to Landlord under this Lease; or

b)  without terminating this Lease, relet, assign or sublet the Premises and personal property, as the agent and for the account of Tenant in the name of Landlord or otherwise, upon the terms and conditions Landlord deems fit with the new tenant for such period (which may be greater or less than the period which would otherwise have constituted the balance of the Term) as Landlord may deem best, and collect any Rent due upon any such reletting.  In this event, the rents received on any such reletting shall be applied first to the expenses of reletting and collecting, including, without limitation, all repossession costs, reasonable attorneys' fees, and real estate brokers' commissions, alteration costs and expenses of preparing said Premises for reletting, and thereafter toward payment of the Base Rent and of any other amounts payable by Tenant to Landlord.  If the sum realized shall not be sufficient to pay the Rent and other charges due from Tenant, then within five days after demand, Tenant will pay to Landlord any deficiency as it accrues.  Landlord may sue therefor as each deficiency shall arise if Tenant shall fail to pay such deficiency within the time limit.
Landlord agrees to use commercially reasonable efforts in order to mitigate its damages following any event of default by Tenant under this Lease beyond any applicable period of notice and cure; provided, however, nothing shall require Landlord to (i) attempt to re-lease the Premises unless and until Landlord obtains possession of the Premises, or (ii) lease the Premises in smaller increments than a full floor (except with respect to portions of the Premises located on multi-tenant floors, if any, in which event there shall be no minimum increment for such portions).

21.3           Tenant to Surrender Peaceably.  In the event Landlord elects to re-enter or take possession of the Premises, Tenant shall quit and peaceably surrender the Premises to Landlord, and Landlord may enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

21.4           No Termination by Re-Entry.  No re-entry or taking of possession by Landlord shall be construed as an election on Landlord's part to terminate or accept surrender of this Lease unless Landlord's written notice of such intention is delivered to Tenant.

                                21.5           Injunction.  In the event of any breach by Tenant of any of the agreements, terms, conditions or covenants contained in this Lease, Landlord, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

21.6           Remedies Listed are Cumulative and Non-Exclusive.  The enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity.

21.7           Interest on Sums Past Due.  In addition to the late charge which is elsewhere established, all Rent and all other amounts due from Tenant hereunder shall bear interest at the rate of 18% percent per annum compounded annually from their respective due dates until paid, provided that this shall in no way limit, lessen or affect any claim for damages by Landlord for any breach or default by Tenant.

21.8           Attorneys' Fees.  Reasonable attorneys' fees, expert witness fees, consulting fees and other expenses incurred by either party by reason of the breach by either party in complying with any of the agreements, terms, conditions or covenants of this Lease shall constitute additional sums to be paid  to the prevailing party on demand.

21.9           Time to Cure Certain Non-Monetary Defaults.  In the event of any default other than failure to pay a sum of money, for which notice has been given as provided herein, which because of its nature can be cured but not within the period of grace heretofore allowed, then such default shall be deemed remedied, if the correction thereof shall have been commenced within said grace period or periods and shall, when commenced, be diligently prosecuted to completion.

21.10           Landlord Default.  If Landlord is in default under any of its obligations and the default continues for 30 days after written notice from Tenant (subject to extension pursuant to Section 22.9), Tenant may pursue all remedies at law or in equity.  Except as expressly provided hereinbelow, Tenant may not offset any sum due or assertedly due from Landlord to Tenant against any sum due from Tenant to Landlord.

Notwithstanding anything in this Section 21.10 to the contrary, if such Landlord default is a result of Landlord’s failure to make repairs or provide essential services and Landlord has not begun within 30 days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform and pursue a cure with reasonable diligence, then Tenant may, at its option, and after providing Landlord with five (5) days' prior written notice of its intent to do so, effect such cure and shall furnish Landlord with a statement of the cost of such cure upon substantial completion thereof; provided, however, that Tenant shall not effectuate any cure which will affect any structural component of the Building or effectuate a cure in such manner as to void applicable warranties or materially and adversely interfere with other tenants' use, utilities or quiet enjoyment of their premises in the Building.  With respect to Tenant’s cure relating to any mechanical component of the Building, Tenant’s notice to Landlord of its election to cure shall include the name of Tenant’s proposed contractor for such cure for Landlord’s reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Landlord shall reimburse Tenant for the actual, reasonable costs of any repair or other cure performed by Tenant in accordance with this Section 21.10 (as documented by invoices) within 30 days of receipt of Tenant’s written demand.  If Landlord fails to pay Tenant within such 30-day period, Tenant shall be permitted to offset the amount due against its next payment(s) of Base Rent coming due; provided, however, that if Landlord disputes that such default exists or disputes the reasonableness of the amount to be paid, by written notice to Tenant prior to the expiration of the 30-day period, then Landlord shall have no obligation to pay such amount until Tenant has obtained a final non-appealable court judgment that such sum was due and payable to Tenant under the terms of this Section 21.10 and wrongfully withheld by Landlord. To the extent any portion thus reimbursed to Tenant by Landlord represents an amount that would have been included in the Operating Expenses of the Building if paid by Landlord to perform the obligation in question, Landlord shall be entitled to include in Operating Expenses such amount.

Tenant agrees that if Tenant obtains a judgment against Landlord arising out of Landlord's obligations under this Lease, such judgment may be satisfied only by execution and sale of Landlord's interest in the Premises leased hereby.  Tenant may not seek execution against other property of Landlord, nor pursue any judgment, execution or other remedy against the partners or other owners of Landlord or any of their property.  Immediately upon receipt of Landlord's written request, Tenant will release any property (other than the Premises leased hereby) from the lien of any judgment obtained by Tenant against Landlord arising out of Landlord's obligations under this Lease.

                22.           LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES; TENANT TO PAY LANDLORD'S FEES.  In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's interest in the Premises, Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorneys' fees, expert witness fees and consultant's fees.

23.           INDEMNIFICATION BY TENANT AND BY LANDLORD.  Tenant shall indemnify and save harmless Landlord of and from liability for damages or claims against Landlord, including costs, attorneys' fees and expenses of Landlord in defending against the same, on account of injuries to (or death of) any person or property, if the injuries (or death)  are caused by Tenant, its agents, subcontractors, servants or employees, or if such injuries (or death) are the result of the violation by Tenant, its agents, subcontractors, servants, or employees, of laws, ordinances, other governmental regulations, or of the terms of this Lease.

Landlord shall indemnify and save harmless Tenant of and from liability for damages or claims against Tenant, including costs, attorneys' fees and expenses of Tenant in defending against the same, on account of injuries to (or death of) any person or property, if the injuries (or death) are caused by Landlord, its agents, or employees, or where such injuries (or death) are the result of the violation by Landlord, its agents, or employees, of laws, ordinances, other governmental regulations, or of the terms of this Lease.

Tenant acknowledges that Landlord provides recreation facilities for the use of employees of Tenant and other occupants within the property developed by Landlord, which property presently includes Long's Peak Industrial Park, First, Second and Third Filings, and portions of St. Vrain Centre, both in the City of Longmont and County of Boulder, Colorado, and will include such additional property in the immediate vicinity thereof as may be developed by Landlord.  The term "recreation facilities" includes, at present, a fitness trail with 34 exercise stations, volleyball courts, basketball courts, and a park, and will include such additional facilities as Landlord may provide.  Tenant releases Landlord from liability for damages or claims against Landlord on account of any injury to (or death of) an employee, agent or invitee of Tenant arising out of the use of the recreation facilities.  Tenant acknowledges that Landlord may cease to operate the recreation facility at any time for any reason without cause.

24.           ASSIGNMENT OR SUBLETTING.

24.1           Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as "Transferee") without the prior written consent of Landlord in each instance first being obtained, which consent will not be unreasonably withheld or delayed provided that:  (1) Tenant complies with the provisions of Section 24.3; (2) Landlord declines to exercise its rights under Section 24.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used for the Permitted Use in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building; (4) the Transferee has reasonable financial worth in light of the responsibilities involved; (5) there is no event of default by Tenant at the time it makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; and (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in any building owned by Landlord in the metropolitan area of the Building.

24.2           A Transfer shall include a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 49% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 49% or more of the beneficial ownership interests in a partnership or limited liability company tenant.  Notwithstanding anything to the contrary in this Section 24, Tenant may, without obtaining Landlord's consent, complete a Transfer to a Permitted Transferee subject to the following conditions: (i) the proposed use of the Premises shall be the same as Tenant's use and Landlord shall not be required, as a result of Applicable Laws, to make any Alterations or renovations to the Building or common areas or provide special services as a result of such Transfer; and (ii) not less than 30 days following the effective date of the Transfer, Tenant provides Landlord with documentation evidencing such transaction and such other evidence as Landlord may reasonably require to establish that such transaction complies with the provisions of this Section.  "Permitted Transferee" means: (i) any subsidiary or affiliate in which Tenant owns a substantial interest; (ii) any parent of Tenant; (iii) any subsidiary or affiliate in which Tenant's parent owns a substantial interest; or (iv) any successor entity into which Tenant may be merged or consolidated or any entity which purchases all or substantially all of the assets or stock of Tenant provided that the resulting corporation has a net worth at least equal to Tenant's net worth as of the date of this Lease.

24.3           Except for a Transfer to a Permitted Transferee, Tenant must notify Landlord at least 60 days prior to the desired date of a proposed Transfer ("Transfer Request").  The Transfer Request shall describe the terms and conditions of the proposed Transfer.  Within 30 days following receipt of a Transfer Request, Landlord shall notify Tenant ("Landlord's Notice") of its election of the following as applicable:

(1)           If a Transfer Request involves 25% or more of the Premises, Landlord may recapture such space by terminating Tenant's Lease obligations as to the applicable portion of the Premises; provided, however, if Landlord makes such election, Tenant may, within 15 days after Landlord's Notice, withdraw a Transfer Request.  If such termination occurs, it shall be effective on the date designated in Landlord's Notice, which date shall not be more than 30 days following such notice; or

(2)           Landlord may waive Landlord's rights under item (1) above, in which case Tenant shall be free to make a Transfer substantially identical to that described in the Transfer Request to any third party, subject to Landlord's consent as provided in Section 24.1.  If Tenant does not complete the Transfer within 60 days following Landlord's Notice or materially modifies terms from those in the Transfer Request, then, prior to a Transfer to a third party, Tenant must resubmit a modified Transfer Request to Landlord and repeat the process in accordance with the provisions hereof.

24.4           All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord.  Tenant shall pay Landlord's expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents.  Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed Transferee, including financial information.

24.5           Following any Transfer in accordance with this Section 24, Landlord may, after any default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no such collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations.   Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer.  Notwithstanding a Transfer, even if consented to by Landlord, Tenant will not be released and continues to be primarily liable for its obligations.  If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, Tenant shall pay Landlord 50% of such monthly excess, as and when received, after deduction of Tenant's reasonable transaction costs incurred for such Transfer.

24.6           If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party's occupancy.  If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

(1)           Any assignee must demonstrate to Landlord's reasonable satisfaction a net worth (as defined in accordance with GAAP consistently applied) at least as large as the net worth of Tenant on the Commencement Date increased by 7%, compounded annually, for each year thereafter through the date of the proposed assignment.  Tenant's financial condition was a material inducement to Landlord in executing this Lease.

(2)           The assignee must assume and agree to be bound by the provisions of this Lease.

25.           LANDLORD'S WARRANTY OF TITLE; QUIET ENJOYMENT.  Subject to the exercise of Landlord's remedies following the occurrence of an event of default, Landlord covenants it has good right to lease the Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the Premises during the Term, except as provided in Section 28 concerning subordination to mortgage lenders.

26.           ADDITIONAL DEVELOPMENT OF PROPERTY - RIGHTS OF LANDLORD.  Landlord reserves, during the Term upon reasonable prior notice to Tenant, the right to go upon and deal with the Premises or part thereof for the purpose of implementing a common development plan for the project of which the Premises are a part, and to install non-exclusive sidewalks, paths, roadways and other street improvements for use by vehicles, pedestrians, and for parking; to undertake such drainage programs to handle underground and surface drainage water and to make any other changes and/or improvements as Landlord shall deem advisable in the exercise of its sole discretion; provided, however, any such action by Landlord shall not unreasonably interfere with the rights of Tenant hereunder.

27.           GOVERNMENTAL ACQUISITION OF THE PREMISES.  The parties agree that Landlord shall have sole and exclusive authority to negotiate and settle all matters pertaining to the acquisition of all or part of the Premises by a governmental agency by eminent domain or threat thereof (condemnation), and to convey all or any part of the Premises under threat of condemnation, and this Lease shall terminate as to any area so conveyed.  It is agreed that any compensation for land and/or buildings to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, and that there shall be no sharing whatsoever between Landlord and Tenant of any such sum. Such taking of property shall not be considered as a breach of this Lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord.  Tenant may separately claim and recover from the condemning authority the value of any personal property owned by Tenant which is taken, and any relocation expenses owed to Tenant by the condemning authority, provided that any such recovery shall not reduce Landlord's recovery.  If any portion of the Premises is so taken, then Landlord, at its election, may replace the square footage taken with space in the Building, or may provide building area essentially the same as the Premises in a reasonably adjacent location, within 10 days after the conveyance or taking, under the same terms and conditions as contained in this Lease, and this Lease shall be in full force and effect as to the new Premises.  If Landlord does not so provide reasonable space, then Tenant shall have two options.  First, Tenant may terminate this Lease by written notice delivered to Landlord within 60 days after the conveyance or taking.  Second, Tenant may retain the remaining portion of the Premises, under all the terms and conditions hereof, but the  Base Rent shall be reduced in proportion to the number of square feet of building floor space taken compared to the number of square feet of building floor space in the Premises prior to the taking.

28.           SUBORDINATION OF THE LEASEHOLD TO MORTGAGES.  This Lease shall be subject and subordinate in priority at all times to the lien of any existing and/or hereafter executed mortgages and trust deeds encumbering the Premises.  Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will execute and deliver such further reasonable instruments subordinating this Lease to the lien of any such mortgages or trust deeds as may be desired by the mortgagee or holder of such trust deeds.  Tenant hereby appoints Landlord as his attorney in fact, irrevocably, to execute and deliver any such instrument for Tenant. Tenant further agrees that promptly following the Commencement Date and Landlord's request for the same, Landlord and Tenant will execute an estoppel certificate in the form attached as Exhibit D setting forth the Commencement Date, the Expiration Date and such other matters described therein or requested by Landlord, and thereafter, at any time and from time to time upon not less than 10 days prior written request by Landlord, to execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing or contemplated mortgage or deed of trust encumbering the Premises.  Tenant's failure to deliver such statement within such time shall be an event of default by Tenant and shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that not more than one month's Rent has been paid in advance.  Tenant further agrees, promptly following the date on which this Lease is fully executed and delivered and Landlord's request for the same, to execute a subordination, attornment and non-disturbance agreement from the present mortgagee of the Building substantially in the form attached as Exhibit E, but subject to the reasonable modifications required by such mortgagee.  Further, upon request, Tenant shall supply to Landlord a resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so.  Tenant agrees to provide Landlord within 10 business days of Landlord's request, Tenant's most recently completed financial statements and such other financial information as reasonably requested by Landlord in order to verify Tenant's financial condition to satisfy requirements of Landlord's existing or contemplated lender or mortgagee.

Tenant agrees that if there is a foreclosure of any mortgage or deed of trust encumbering the Premises and pursuant to such foreclosure, the Public Trustee or other appropriate officer executes and delivers a deed conveying the Premises to the mortgagee or its designee, or in the event Landlord conveys the Premises to the mortgagee or its designee in lieu of foreclosure, Tenant will attorn to such grantee of the Premises (the "Purchaser"), rather than to Landlord, to perform all of Tenant's obligations under this Lease, and Tenant shall have no right to terminate this Lease by reason of the foreclosure or deed given in lieu thereof. Upon any Purchaser succeeding to the interest of Landlord under this Lease, such Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Purchaser had not succeeded to the interest of Landlord. Any such Purchaser shall not be (a) liable for any act or omission of any prior Landlord (including the undersigned Landlord) unless and only to the extent such act or omission continues from and after the date such Purchaser acquires title to and possession of the Property; or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including the undersigned Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including the undersigned Landlord); or (d) bound by any amendment, modification or termination of this Lease made without the written consent of Purchaser; or (e) liable for any security deposit not actually received by the applicable such Purchaser.  Notwithstanding anything to the contrary contained in this Lease, each such Purchaser is an intended third party beneficiary of this Section with the right to enforce same.

29.           RECORDING - CONFIDENTIALITY.  This Lease shall not be recorded; provided, however, Landlord acknowledges Tenant may be required to file this Lease or information pertaining to this Lease with a governmental regulatory body such as the Securities and Exchange Committee. All communications and information obtained by either party during the negotiations of this Lease, the actual terms and conditions of this Lease, including without limitation all information obtained by Landlord while in the Premises (but specifically excluding information relating to the physical premises owned by Landlord which relates to the operation of the Building and the normal performance of Landlord and Landlord's agents of the management, maintenance, repair and renovation duties with respect to the Building) shall be deemed confidential and proprietary (collectively the "Protected Information").  Without the prior written consent of an authorized representative of either party, Landlord and Tenant or its agents, shall not divulge to any third party any Protected Information, except as required by law or valid order of a court or tribunal or by a governmental regulatory body such as the Securities and Exchange Commission.  Prior to disclosure of any Protected Information, whether as required by law or court order or otherwise, either party shall inform the other party, in writing, of the nature and reasons for such disclosure.

30.           NO WAIVER OF BREACH; ACCEPTANCE OF PARTIAL PAYMENTS OF RENT.  No assent, or waiver expressed or implied, or failure to enforce, as to any breach of any one or more of the covenants or agreements herein shall be deemed or taken to be a waiver of any succeeding or additional breach.

Payment by Tenant or receipt by Landlord of an amount less than the Rent or other payment provided for herein shall not be deemed to be other than a payment on account of the earliest Rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or other payment without prejudice to Landlord's right to recover the balance of all Rent then due, and/or to pursue any or all other remedies provided for in this Lease, in law, and/or in equity including, but not limited to, eviction of Tenant.  Specifically, but not as a limitation, acceptance of a partial payment of Rent shall not be a waiver of any default by Tenant.

31.           CONTROLLING LAW; AND PARTIAL INVALIDITY; MODIFICATIONS OR EXTENSIONS.  No modification of this Lease shall be binding unless endorsed hereon or otherwise written and signed by the respective parties.  The Lease, and all terms hereunder shall be governed by the laws of the State of Colorado, exclusive of its conflicts of laws rules.  Should any term or provision of this Lease be invalid or unenforceable, the remainder of this Lease shall not be affected thereby each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. No modification of this Lease shall be binding unless endorsed hereon or otherwise written and signed by the respective parties.

32.           INUREMENTS.  The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors.

33.           TIME.  Time is of the essence in this Lease in each and all of its provisions in which performance is a factor.

34.           ADDRESSES; EMPLOYER IDENTIFICATION NUMBERS; METHOD OF GIVING NOTICE.  All Rent and other monetary obligations due under this Lease shall be mailed to the Rent Payment Address set forth in Section 1.11 of this Lease. All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord), or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord's Notice Address set forth in Section 1.10 of this Lease, or when deposited with a nationally-recognized overnight courier service with verification of delivery, addressed to Landlord's Notice Address set forth in Section 1 of this Lease.  All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant's Notice Address set forth in Section 1.13, or when deposited with a nationally-recognized overnight courier service with verification of delivery, addressed to Tenant's Notice Address set forth in Section 1.13.

Signatures to this Lease transmitted by facsimile or email shall be binding as original signatures so long as the originally signed signature page is received by a nationally-recognized overnight courier service the next day.  The foregoing does not prohibit notice from being given as provided in the rules of civil procedure, as amended from time to time, for the state in which the Building is located.

Either party may change its notice address, street or mailing address, or fax number, for purposes hereof, by written notice delivered to the other.

35.           DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS. Tenant, by execution of this Lease and occupancy of the Premises, agrees to comply with the Master Declaration of Covenants, Conditions and Restrictions applicable to the Premises (the "Declarations").

36.           ADDITIONAL PROVISIONS.

36. 1           Brokers.  Tenant and Landlord each represents to the other that it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.15 and 1.16 (collectively, the "Brokers").  Tenant and Landlord each shall indemnify and hold the other harmless of and from any and all loss, costs, damages or expenses (including all reasonable attorneys' fees and disbursements) by reason of any claim of or liability to any broker or person claiming through Tenant or Landlord, as applicable, and arising out of or in connection with the negotiation, execution and delivery of this Lease, other than to the Brokers.  Additionally, Tenant and Landlord each acknowledge and agree that the other party shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant or Landlord, as applicable, has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease, other than to the Brokers.  If any claim shall be made against Tenant or Landlord by any broker, other than the Brokers, who shall claim to have negotiated this Lease on behalf of Tenant or Landlord or to have introduced Tenant to the Building or to Landlord, Tenant and Landlord, as applicable, shall be liable for payment of all attorneys' fees, costs and expenses incurred by Landlord in defending against the same.  Tenant acknowledges that Landlord is not liable for any representations by the Brokers regarding the Premises, Building, or this Lease.

36.2           Parking.  Landlord will make available for Tenant's use the number of parking spaces as set forth in Section 1.17.  All parking spaces shall be in and out, non-assigned parking spaces in the surface parking area designated by Landlord for use by tenants of the Building at no additional charge to Tenant.  Notwithstanding the above, the right granted to Tenant to use such parking spaces is non-exclusive and a license only and Landlord's inability to make such spaces available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder, provided, Landlord shall use commercially reasonable efforts to promptly provide Tenant with reasonably comparable substitute parking near the Building at no additional cost to Tenant.  Tenant has no rights to use any parking areas except as designated by Landlord for the Building.  All vehicles parked in the parking area and the personal property therein shall be at the sole risk of Tenant, Tenant's agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

36.3.           Substitute Premises.  Intentionally omitted.

36.4           Transfer by Landlord.  The term "Landlord" insofar as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed.  Any funds in which Tenant has an interest and which are in Landlord's possession at the time of transfer will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

36.5           No Merger.  The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

36.6           Common Area Use.  Landlord may use any of the common areas of the Building for the purposes of completing or making repairs or alterations to any portion of the Building or land on which the Building is located.

36.7           Construction.  The parties waive any rule of construction that ambiguities are to be resolved against the drafting party.  Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

36.8           Section And Paragraph Headings; Grammar.  All section or paragraph headings are made for the purposes of ease of location of terms and shall not affect or vary the terms hereof.  Throughout this Lease, wherever the words, "Landlord" or "Tenant" are used they shall include and imply to the singular, plural, persons both male and female, and all sorts of entities and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

36.9           Joint and Several.  If there is more than one party which is Tenant, the obligations imposed upon Tenant are joint and several.

36.10           Acceptance of Keys, Rent or Surrender.  No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act.  The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises.

36.11           Name and Size.  Landlord may, as it relates to the Building and the surrounding project of which the Building is a part, change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions. If the size of the Building is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Share.  Tenant may not use the name of the Building or the project of which the Building is a part for any purpose other than as part of its business address.

36.12           Diminution of View.  Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

36.13           Lender's Requirements.  Tenant will make such reasonable modifications to this Lease as may hereafter be required to conform to any reasonable requirements of any holder of any existing mortgage or deed of trust encumbering the Premises, so long as such modifications do not unreasonably increase Tenant's obligations or materially alter its rights hereunder.

36.14           Effectiveness.  Submission of this instrument for examination or signature by Tenant does not constitute an option to lease and this Lease is not effective unless and until this Lease is executed and delivered by both Landlord and Tenant.

36.15           Survival.  This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

36.16           Authority for Action. Unless otherwise provided, Landlord may act through Landlord's Building manager and/or property manager or other designated representatives from time to time.

36.17.           Counterparts.  This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any one or more counterpart signature pages may be removed from one counterpart of this Lease and annexed to another counterpart of this Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

36.18           Patriot Act Compliance.  Tenant represents and warrants that:

36.18.1                      No action, proceeding, investigation, charge, claim, report or notice (collectively, "Action") has been commenced, threatened or to its knowledge filed against Tenant (which, for purposes of this Section, includes its affiliates) alleging any violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the "Executive Order") and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "Patriot Act").

36.18.2                      To Tenant's knowledge, Tenant has not taken or omitted to take any action which could reasonably be expected to result in any Action against Tenant alleging any violation of the Executive Order or the Patriot Act.

36.18.3                      Tenant is not a Prohibited Person.  For the purposes hereof, "Prohibited Person" shall mean: (i) a person (which for purposes of this Section includes any entity) that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order and relating to blocking property and prohibiting transactions with persons who commit, threaten to commit, or support terrorism; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order and the Patriot Act; (iv) a person who commits, threatens, or conspires to commit or supports "terrorism" as defined in the Executive Order; (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person who is affiliated with a person listed above.

36.18.4                      Tenant is not violating and will not violate, any of the prohibitions set forth in any terrorism or money laundering law, including the Executive Order and Patriot Act.

[Remainder of Page Intentionally Left Blank – Signatures Follow]

IN WITNESS WHEREOF, the Parties have executed this Lease as of the date first written above.

LANDLORD:	LONGMONT DIAGONAL INVESTMENTS LLC, a Delaware limited liability company

By /s/ Conrad Suszynski
                      Authorized Signatory

TENANT:                                                                CHROMADEX ANALYTICS, INC., a Nevada corporation

                                                                                                            By      /s/ThomasVarvaro
                                                                                                            Title  CFO

ADDENDUM

THIS ADDENDUM ("Addendum") is to that certain lease (the "Lease") by and between LONGMONT DIAGONAL INVESTMENTS LLC, a Delaware limited liability company ("Landlord"), and CHROMADEX ANALYTICS, INC., a Nevada corporation ("Tenant"), with respect to approximately 10,052 rentable square feet of space (the "Premises") in the Building.  Terms not otherwise defined in this Addendum shall have the meanings set forth in the Lease.  In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

1.           OPTION TO EXTEND.  Landlord grants Tenant an option (the "Option") to extend the Term of the Lease for 1 additional term of 60 months ("Option Term").  The Option applies only to the Premises and is on the following conditions:

A.           Notice of Tenant's interest in exercising the Option must be given to Landlord no earlier than 12 months and no later than 9 months prior to the Expiration Date ("Tenant's Notice").  Not later than 30 days after receiving Tenant's Notice, Landlord will notify Tenant of the Base Rent applicable during the Option Term in accordance with subsection E below ("Landlord's Renewal Notice").

B.           Tenant shall have 15 days after receipt of Landlord's Renewal Notice to exercise the Option by delivering notice of exercise to Landlord.  If Tenant timely exercises the Option, the Term will be deemed extended on the terms of this Section and the parties will execute an amendment evidencing the extension.

C.           Unless Landlord is timely notified by Tenant in accordance with subsections A and B above, it will be conclusively deemed that Tenant has not exercised the Option and the Lease will expire in accordance with its terms on the Expiration Date.

D.           Tenant's rights pursuant to this Section are personal to Tenant and may not be assigned.  Tenant's right to exercise the Option is conditioned on: (i) no uncured event of default existing at the time of exercise or at the time of commencement of the Option Term; (ii) Tenant not having subleased or vacated any part of the Premises or assigned its interest under the Lease, as of the commencement of the Option Term; and (iii) Tenant having the financial ability to perform its obligations under the Option Term.

E.           The Option granted hereunder will be upon the terms of the Lease, except that the Base Rent during the Option Term will be the rate at which Landlord would lease space in the Building comparable to the Premises to third parties if such space were available for leasing for a lease term paralleling the Option Term.

F.           After exercise of the Option Term, or failure to exercise the Option for the Option Term, Tenant shall have no further rights to extend the Term.

2.           RIGHT OF FIRST REFUSAL.  Subject to the Prior Rights (as hereinafter defined) of other tenants in the Building or other buildings owned by Landlord, Tenant shall have an ongoing Right of First Refusal ("ROFR") to lease any vacant rentable space in the Building that is contiguous to the Premises (the "ROFR Space"), subject to and in accordance with the terms and conditions of this Addendum.

(A)           If Landlord desires to propose a bona fide third party offer to lease the ROFR Space or if Landlord receives a bona fide third party offer to lease any of the ROFR Space (or any portion thereof) that Landlord desires to accept or Landlord has received a bona fide third party offer and desires to make a counter-offer to such third party, before entering into a binding agreement with such third party, Landlord shall give notice to Tenant ("3rd Party Offer Notice") of the material terms of such offer or counter-offer (not including the identity of such third party) and the terms applicable to leasing such space to Tenant as determined in accordance with the following provisions. Tenant has 5 business days after receiving the 3rd Party Offer Notice within which to notify Landlord whether it elects to lease the ROFR Space, which election must be for all space included in the 3rd Party Offer Notice. Landlord's obligation to offer ROFR Space to Tenant is subordinate to all rights of extension, expansion, or first offer or refusal as to the ROFR Space in favor of other tenants in the Building or other buildings owned by Landlord in place as of the date of this Lease and is subordinate to the option of Landlord to extend the existing lease of any current tenant of any ROFR Space, whether or not such tenant's lease expressly provides for such extension option ("Prior Rights").

(B)           If Tenant does not timely notify Landlord, it will be conclusively presumed that Tenant has waived its ROFR as to the 3rd Party Offer Notice, Landlord shall be free to lease the ROFR Space to anyone whom it desires on the terms of the 3rd Party Offer Notice and Tenant and Tenant will have no further rights to the ROFR Space once leased unless and until such lease ends and such space again is subject to a 3rd Party Offer Notice.

(C)           The ROFR Space will be added to the Premises for a term that is equal to the greater of (i) the term included in the 3rd Party Offer (in which case the term of the ROFR Space shall not be coterminous with the Term of the Lease) or (ii) the then remaining Term of the Lease, and the financial terms for the ROFR Space shall be based upon the provisions and the rental rate of the 3rd Party Offer. Upon exercise of the ROFR, the ROFR Space will be deemed added to the Premises and Tenant will accept such space in its "as is" condition without any remodeling or fix-up work performed by Landlord, except as may be otherwise provided in Landlord's 3rd Party Offer Notice. All costs of preparing any ROFR Space for Tenant's occupancy, including costs of compliance with applicable laws will be paid by Tenant.  After exercise of the ROFR, the parties will execute an amendment to the Lease evidencing the addition of such space.

(D)           Tenant's right to exercise the ROFR is conditioned on: (i) no event of default by Tenant existing at the time it exercises the ROFR or on the date that Tenant's occupancy of the ROFR Space is scheduled to commence; (ii) there having been no more than one event of default by Tenant during the Initial Term or the Renewal Term thereof; and (iii) Tenant not having vacated or subleased any portion of the Premises or assigned its interest in the Lease (except to a Permitted Transferee). This ROFR is personal to Tenant and may not be assigned except to a Permitted Transferee. In the event of an assignment of the Lease (except to a Permitted Transferee) or a subletting or vacation of any portion of the Premises, or if there has been more than one event of default by Tenant during the Initial Term or the Renewal Term hereof, the ROFR shall be deemed null and void and of no further force or effect.

(E)           All notifications contemplated by this Paragraph, whether from Tenant to Landlord, or from Landlord to Tenant, must be in writing and given in the manner provided in this Lease.

3.           RESTORATION.  On or before expiration of the Lease or within 15 days after the earlier termination of the Lease, Tenant shall remove those alterations and improvements requested by Landlord to be removed and shall repair and restore the Premises to Landlord's satisfaction (the "Restoration Obligation").  Landlord shall provide Tenant with a description of the Restoration Obligation upon review and approval of the Construction Drawings (as defined in the Work Letter).  If Tenant fails to perform the Restoration Obligation as herein required, Landlord may perform the Restoration Obligation at Tenant's sole cost and expense and may apply the Deposit to the costs and expenses incurred by Landlord in performing the Restoration Obligation.  Tenant shall be responsible for any costs and expenses incurred by Landlord to perform the Restoration Obligation in excess of the Deposit plus an administrative fee of 20%.  Landlord shall have no obligation to return any portion of the Deposit to Tenant in the event Tenant has failed to perform the Restoration Obligation as herein required.

IN WITNESS WHEREOF, the parties hereto execute this Addendum.

LANDLORD:	LONGMONT DIAGONAL INVESTMENTS LLC, a Delaware limited liability company

By /s/ Conrad Suszynski
                    Authorized Signatory

TENANT:                                                                CHROMADEX ANALYTICS, INC., a Nevada corporation

            By      /s/Thomas Varvaro
                                                                                                    Title   CFO

EXHIBIT A-1

BUILDING

A portion of the northwest quarter of Section 17, Township 2 North, Range 69 West of the 6th P.M.,
City of Longmont,
Boulder County, Colorado

A-1

EXHIBIT A-2

PREMISES

A-2

EXHIBIT B

WORK LETTER FOR TENANT IMPROVEMENTS

CHROMADEX ANALYTICS, INC.

RE:
Lease (the "Lease") by and between LONGMONT DIAGONAL INVESTMENTS LLC, a Delaware limited liability company, as Landlord, and CHROMADEX ANALYTICS, INC., a Nevada corporation, as Tenant, pertaining to approximately 10,052 rentable square feet of space in Suite F (the "Premises") of the Building

Concurrently herewith, Tenant and Landlord have executed the referenced Lease, which provisions of said Lease are herein incorporated by reference as if fully set forth herein. Initially capitalized terms not otherwise defined have the same meaning as in the Lease. In consideration of the execution of the Lease, Landlord has agreed to complete certain improvements (the "Tenant Improvements") in the Premises and Tenant and Landlord agree as follows:

      1.       Landlord and Tenant have mutually approved the space plan dated January 22, 2016 ("Space Plan"), which was prepared by Don Hostetter ("Landlord's architect"), a copy of which is attached to and incorporated into this Work Letter as Schedule A.

2.      Landlord's Architect and engineers selected by Landlord will prepare draft architectural, mechanical and electrical construction drawings for the Premises to the extent necessary that are consistent with the Space Plan.  Landlord's Architect and the engineers shall use reasonable efforts to complete and deliver such draft construction drawings to Landlord and Tenant not later than 3 weeks following the date of the Lease.  Not later than 5:00 p.m., Mountain time, on the 5th business day following Tenant's receipt of the draft drawings, Tenant shall either (i) give notice that Tenant approves such drawings, or (ii) notify Landlord and Landlord's Architect of changes requested by Tenant.  If Tenant fails to notify Landlord of requested changes by such deadline, Tenant shall be deemed to have approved the drawings.  Tenant shall have the right to request changes in the drawings based on either (a) inconsistency between the Space Plan (an "Inconsistency"), or (b) changes requested by Tenant, in Tenant's discretion, subject to Landlord's approval, not to be unreasonably withheld, conditioned or delayed.  If changes are requested by Tenant in accordance with the foregoing or by Landlord, Landlord's Architect shall revise the draft drawings and deliver such revised drawings again for approval, under the foregoing provisions; delay caused by changes shall be subject to the provisions of Paragraph 8 below. Upon approval or deemed approval, the drawings shall be deemed the "Construction Drawings".

      3.      Neither Landlord's use or approval of any plans (including the Space Plan or any other preliminary space plans) submitted by Tenant for completion of the Tenant Improvements nor the fact that such plans have been prepared by architects or engineers on behalf of Landlord creates a responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any laws, rules and regulations of governmental agencies or authorities having jurisdiction over the Premises now or hereafter in effect.

      4.      Landlord shall obtain bids from general contractors for the Tenant Improvements from at least three (3) different general contractors, including two (2) general contractors suggested by Tenant and approved by Landlord.  The general contract shall be awarded to one of the proposed general contractors based on competitive bid and mutual approval by Landlord and Tenant.  The general contractor selected shall be referred to herein as the "Approved Contractor" and shall act as Landlord's general contractor to construct the Tenant Improvements. Approved Contractor shall diligently perform all Tenant Improvements in the Premises substantially in accordance with the Construction Documents.  The Approved Contractor will be responsible for submitting the Construction Documents to the appropriate governmental authorities and obtaining the applicable building permits necessary to allow Approved Contractor to commence and fully complete the construction of the Tenant Improvements.  Any costs incurred by Approved Contractor with seeking and obtaining any such building permits or other occupancy certificates shall be deducted from the Finish Allowance described below.  Neither Tenant nor Tenant's construction representative shall be responsible for obtaining any such building permits or occupancy certificates for the Premises.  Landlord shall deliver the Premises to Tenant Ready for Occupancy.  "Ready for Occupancy" means either (a) Landlord has received a certificate of completion (or all approvals required for the issuance thereof) for the Premises from the applicable governmental authorities, or (b) if a certificate of completion is not required as a condition to Tenant's lawful occupancy of the Premises, the Tenant Improvements is substantially completed (subject to punch list items), as confirmed in writing by Approved Contractor; provided that if either (a) or (b) is delayed or prevented because of work Tenant is responsible for performing in the Premises ("Additional Tenant Work"), then "Ready for Occupancy" means the date that all of the Tenant Improvements which is necessary for either (a) or (b) to occur has been performed (subject to punch list items) and Landlord has made the Premises available to Tenant for the performance of any Additional Tenant Work.

      6.      Landlord shall notify Tenant when the Premises are Ready for Occupancy.  If Tenant takes possession of all or any part of the Premises prior to the Commencement Date or the date the Premises are Ready for Occupancy for the purpose of conducting its usual business therein, all terms and provisions of the Lease shall apply as of the date Tenant commences its business, including the obligation of payment of all Rent and other amounts owing hereunder. Following receipt of such notice, the representatives of Landlord and Tenant shall jointly inspect the Premises with Landlord's architect or contractor and develop a punchlist of items of the Tenant Improvements that have not been completed, distinguishing between those items which must be completed prior to the Premises being deemed Ready for Occupancy for Tenant to conduct its business and those items that can be completed by Approved Contractor after Tenant takes occupancy for the purpose of conducting its business; in the event of a dispute, Approved Contractor shall resolve such dispute.  No items that are incomplete due to Tenant Delay shall be included on the punchlist.  Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant and acknowledgment of satisfactory completion of the Tenant Improvements.  except for the punchlist items and except for latent defects of which Tenant gives notice to Landlord within 11 months following the date the Premises are deemed Ready for Occupancy.  Landlord shall complete the punchlist items with reasonable diligence and shall remedy latent defects of which Tenant gives notice to Landlord in accordance with the foregoing provision.

      7.      Landlord shall pay the cost of all Tenant Improvements (including the cost of review and preparation of any space plans or construction drawings), all labor, materials, permits, fees, and contractors and subcontractors' charges up to a total maximum of $301,560.00 (such amount, the "Finish Allowance").  To the extent required by Landlord's mortgagee or other beneficiary under a deed of trust securing the Property, Landlord shall cause Approved Contractor to provide payment and performance bonds for any or all Tenant Improvements, and such bonds to be provided at Tenant's cost and expense (but subject to reimbursement from the Finish Allowance) and such bonds will be requested and provided prior to commencement of Tenant Improvements. Except as otherwise provided below, the Finish Allowance is to be expended solely for the benefit of Landlord; that is, Finish Allowance will be expended only to pay for design, engineering, installation, and construction of the Tenant Improvements which under the Lease becomes the property of Landlord upon installation and not for movable furniture, equipment, cabling, and trade fixtures not physically attached to the Premises.  All costs of the Tenant Improvements in excess of the Finish Allowance shall be at Tenant's expense (collectively, "Tenant's Contribution"); provided, however, upon notice to Landlord given prior to the commencement of construction of the Tenant Improvements, Tenant shall have the right to increase the Finish Allowance for allowed expenses by a maximum additional sum of $50,260.00 (the "Additional Allowance").  The Additional Allowance shall be considered part of the Finish Allowance for all purposes of this Work Letter.  Tenant shall reimburse Landlord for the Additional Allowance as additional Base Rent amortized equally at 8% interest per annum (to accrue from the date the Finish Allowance is paid by Landlord) on a straight line basis over the Initial Term.  Costs arising from Tenant Delay may not be deducted from the Finish Allowance.  Tenant is responsible for and shall pay all costs and expenses payable under this Work Letter that are not allowable as expenditures from the Finish Allowance within 30 days following receipt of an invoice therefore detailing the bills and invoices covering labor and material actually incurred as part of the Tenant Improvements, as applicable.  Upon acceptance by the parties of the bid from the Approved Contractor, Tenant shall deposit with Landlord the amount which the parties agree is a reasonable estimate of the amount by which the cost of the Tenant Improvements is expected to exceed the Finish Allowance (the "Initial Contribution"). If the cost of the Tenant Improvements exceeds the Finish Allowance by more than the Initial Contribution, Tenant shall pay the remaining balance of Tenant's Contribution associated with the Tenant Improvements to Landlord within 30 days following the date on which the Premises are deemed Ready for Occupancy. The parties agree that Landlord (and Approved Contractor) shall have no obligation to commence construction of the Tenant Improvements until Landlord receives the Initial Contribution and any delay in delivering the Initial Contribution shall be deemed to be a Tenant Delay hereunder.

      8.      Notwithstanding the provisions of the Lease, the Commencement Date and Tenant's obligations to pay Rent will not be delayed or extended by Tenant Delay and the Term will commence on the date it would have commenced had there been no Tenant Delay.  "Tenant Delay" means delay (i) in the preparation, finalization or approval of any plans or construction drawings caused by Tenant or Tenant's agents; (ii) in the preparation, finalization or approval of the general contract with Approved Contractor as a result of value engineering or modifications in construction pricing caused by Tenant or Tenant's agents; (iii) caused by Tenant's material changes to any plans or construction drawings; (iv) in the delivery or installation of any special or non-standard building items specified by Tenant that would cause delay in completion beyond the date the Tenant Improvements would have been completed had it not been for such delay by Tenant; or (v) of any kind or nature in the completion of the Tenant Improvements caused by Tenant, Tenant's agents or representatives.

SCHEDULE A TO WORK LETTER
SPACE PLAN
See attached.

Electrical Service/Storage
290.29 ft²
Pilot Lab
1003.7 ft²
Gowning Area
Future
Clean Room
Sample
Room
134.7 ft²
Loading
Dock
327.95 ft²
Solvent/
Waste
Storage
116.48 ft²
Mech.
Room
57.27 ft²
Breakroom
Wash Bay
95.7 ft²
Comm
Room
72.12 ft²
Analytical/Wet
Lab
1711.5 ft²
Future
Bio-Lab
356.07 ft²
Storage
116.35 ft²
Womens
Mens
Office Supply/
Copier
Conference
Room
Office Space
2777 ft²

DISCLAIMER: This layout drawing provided by Chromadex on 4/11/16, is not an official architectural drawing. The intent of this layout is to identify Chromadex's requirements in regards to space needs for process equipment and utilities that will be an input into formal architectural drawings.

4/11/2016

Electrical Service/Storage
Future Clean Room Sample Room
Loading Dock
Solvent/ Waste Storage
Pilot Lab
Wash Bay
Gown Room
Breakroom
Analytical/Wet Lab
Future Bio-Lab
Storage
Womens
Mens
Office Supply/ Copier
Conference Room
Office Space

DISCLAIMER: This layout drawing provided by Chromadex on 4/11/16, is not an official architectural drawing. The intent of this layout is to identify Chromadex's requirements in regards to space needs for process equipment and utilities that will be an input into formal architectural drawings.

Exhibit C
FORM OF COMMENCEMENT AGREEMENT
Commencement Date Acknowledgment and Agreement

This Commencement Date Acknowledgment and Agreement ("Agreement") is an acknowledgment of the Commencement Date as defined in the Lease and intended to be a part of that certain Lease for premises located at _____________________________, Longmont, Colorado, which was executed on the ______ day of ________________, 201__, between LONGMONT DIAGONAL INVESTMENTS LLC, a Delaware limited liability company, as Landlord, and CHROMADEX ANALYTICS, INC., a Nevada corporation, as Tenant.

Landlord and Tenant hereby agree that:

1.           The Premises are tenantable, Landlord has no further obligation for construction, and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

2.           Tenant took possession of the Premises on   , 201   . Tenant hereby agrees to pay partial month's Rent in the amount of $_________ (_____ days at $________ per diem).

3.           The Commencement Date of the Lease is hereby agreed to be the 1st day of the month of______________, 201___.

4.           The Expiration Date of the Lease is hereby agreed to be the last day of month of _______________, 201___.

All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.

Agreed and executed this ______ day of _______________, 201___.

LANDLORD:                                                                           LONGMONT DIAGONAL INVESTMENTS LLC

By
                                                                                                             Authorized Signatory

TENANT:	CHROMADEX ANALYTICS, INC.,
a Nevada corporation

   By
   Title

C-1

EXHIBIT D

FORM OF TENANT'S ESTOPPEL CERTIFICATE

Tenant's Estoppel Certificate

PROJECT:	1751 South Fordham Street, Longmont, CO 80503 ("Project")
PREMISES:	Suite F (totaling 10,052 net rentable square feet) ("Premises")
LANDLORD:	LONGMONT DIAGONAL INVESTMENTS LLC, a Delaware limited liability company ("Landlord")
LEASE DATED:	_________________, 2016 ("Lease")
The undersigned tenant ("Tenant"), in recognition that Wells Fargo Bank, N.A. (together with its successors and assigns, the "Lender") has provided financing for the Project, hereby certifies to Landlord and Lender that:

1. Tenant has accepted possession of the Premises pursuant to the Lease.  The Lease term commenced on ___________, 201___.  The expiration date of the Lease term, excluding any unexercised renewals and extensions, is ______________.  Tenant has not assigned its rights under the Lease or sublet any portion of the leased premises.  The Lease has not been amended except as follows:  [List the dates of any amendments or modifications of the Lease]

2. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease, including without limitation satisfaction of any tenant improvement allowance obligations thereunder.

3. Except as disclosed in Paragraph 1 above, the Lease has not been assigned, modified, supplemented or amended in any way.  The Lease constitutes the entire agreement between the parties and there are no other agreements or understandings between Landlord and Tenant concerning the Premises.  The undersigned does not have (a) any option or preferential right to (i) purchase all or any part of the Premises or the building of which the Premises are a part, (ii) cancel or terminate the Lease early, or (iii) surrender space back to Landlord, or (b) any right, title or interest with respect to the Premises or such building other than as Lessee under the Lease.

4. The Lease is valid and in full force and effect, and to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder.  Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or against the payment of rent or other charges under the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.  Tenant is current in the payment of any taxes, utilities, common area maintenance or other charges to be paid by Tenant.

5. There are no actions, whether voluntary or involuntary, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States of America or of any state or other political subdivision thereof.

6. The minimum monthly rent presently payable under the Lease is $___________.  Except for Tenant's security deposit (if any), Landlord holds no other funds for Tenant's account.  No rent or other sum payable under the Lease has been paid more than one month in advance.  Tenant is not entitled to any credit against any rent or other charges under the Lease, or any other rent concession under the Lease, including without limitation any such remaining credit (i.e., not previously applied against rent prior to the date hereof), whether arising from any unused tenant improvement allowance or otherwise, except as follows (if applicable, explain basis for credit and amount of remaining credit): ___________.

7. Tenant acknowledges that the Lease will be assigned to Lender in connection with Lender's financing of the Project, and Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents (other than in connection with previous financing of the Project); and that the interest of the Landlord in the Lease shall be assigned to Lender solely as security for the purposes specified in the assignment and Lender shall assume no duty, liability or obligations whatever under the Lease or any extension or renewal thereof.

8. Tenant shall give Lender prompt written notice of any default of Landlord under the Lease, if such default entitles Tenant, under law or otherwise, to terminate the Lease, reduce rent or credit or offset any amounts against future rents and shall give Lender reasonable time (but in no event less than 90 days after receipt of such notice) to cure or commence curing such default prior to exercising (and as a condition precedent to its right to exercise) any right Tenant may have to terminate the Lease, reduce rent or credit or offset any amounts against the rent.  Tenant shall give written notice to any successor in interest of Lender, any transferee who acquires the property by deed in lieu of foreclosure, or any successor or assign thereof (collectively, the "Mortgagee").

9. All notices and other communications from Tenant to Lender shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed to:

Wells Fargo Bank, N.A.

333 Market Street, 3rd Floor

San Francisco, California 94105-2102

Attention:  Kathryn Z. Marker

Or at such other address as Lender or its successors, assigns or transferees shall furnish to Tenant in writing.

10. This Estoppel Certificate is being executed and delivered by Tenant to induce Lender to make a loan to Landlord, which loan is to be secured in part by an assignment to Lender of Landlord's interest in the Lease and with the intent and understanding that the above statements will be relied upon by Landlord and Lender.

TENANT:                                                                                               ________________________________________

By:
                Its:
                Date:

D-1

EXHIBIT E

FORM OF SUBORDINATION AGREEMENT, ACKNOWLEDGEMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association
4643 South Ulster Street, Suite 1400
Denver, CO  80237
Attn:  Susan Rich
Loan No. 1013911

(Space Above For Recorder's Use)

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease to Security Instrument)

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this "Agreement") is made AS OF ______________, ____, by and between [_________________], A [_______________], OWNER(S) OF THE REAL PROPERTY HEREINAFTER DESCRIBED ("Mortgagor"), [______________], A [____________] ("Tenant") and WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, "Lender").

R E C I T A L S

A.
Pursuant to the terms and provisions of a lease dated [_______________] ("Lease"), Mortgagor granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

B.
Mortgagor has executed, or proposes to execute, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as the same may be amended, restated, replaced or modified from time to time, the "Security Instrument") securing, among other things, that certain Amended, Restated and Consolidated Promissory Note (as the same may be amended, restated, replaced or modified from time to time, the "Note"), in the principal sum of ONE HUNDRED FIFTY FOUR MILLION ONE HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($154,150,000.00), in favor of Lender ("Loan").  The Security Instrument will be recorded in the real property records where the Property is located.

C.
As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.	Mortgagor and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Mortgagor and Tenant hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. MORTGAGOR AND TENANT HEREBY AGREE THAT:

1.1
Prior Lien.  The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3
Whole Agreement.  This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4
Use of Proceeds.  Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5
Waiver, Relinquishment and Subordination.  Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. TENANT ACKNOWLEDGES AND CONSENTS TO THE ASSIGNMENT OF THE LEASE BY MORTGAGOR IN FAVOR OF LENDER.

3.	ESTOPPEL. TENANT ACKNOWLEDGES AND REPRESENTS THAT:

3.1
Entire Agreement.  The Lease constitutes the entire agreement between Mortgagor and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state "None"): ;

3.3
No Default.  To the best of Tenant's knowledge, as of the date hereof:  (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4
Lease Effective.  The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no [[further]] amendments, modifications or additions to the Lease, written or oral; and

3.5
No Broker Liens.  Neither Tenant nor Mortgagor has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state "None"): .

4.	ADDITIONAL AGREEMENTS. TENANT COVENANTS AND AGREES THAT, DURING ALL SUCH TIMES AS LENDER IS THE BENEFICIARY UNDER THE SECURITY INSTRUMENT:

4.1
Modification, Termination and Cancellation.  Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Mortgagor  in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent;

4.2
Notice of Default.  Tenant will notify Lender in writing concurrently with any notice given to Mortgagor of any default by Mortgagor  under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Mortgagor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4
Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Mortgagor to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Mortgagor is in default under the Loan and/or the Security Instrument.

4.5
Insurance and Condemnation Proceeds.  In the event there is any conflict between the terms in the Security Instrument and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the provisions of the Security Instrument shall control.

5.
ATTORNMENT.  IN THE EVENT OF A FORECLOSURE UNDER THE SECURITY INSTRUMENT, TENANT AGREES FOR THE BENEFIT OF LENDER (INCLUDING FOR THIS PURPOSE ANY TRANSFEREE OF LENDER OR ANY TRANSFEREE OF MORTGAGOR'S TITLE IN AND TO THE PROPERTY BY LENDER'S EXERCISE OF THE REMEDY OF SALE BY FORECLOSURE UNDER THE SECURITY INSTRUMENT) AS FOLLOWS:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2
Continuation of Performance.  Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Mortgagor's interest in the Lease and giving written notice thereof to Tenant;

5.3
No Offset.  Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Mortgagor under the Lease, nor for the return of any sums which Tenant may have paid to Mortgagor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Mortgagor to Lender; and

5.4
Subsequent Transfer.  If Lender, by succeeding to the interest of Mortgagor under the Lease, should become obligated to perform the covenants of Mortgagor thereunder, then, upon any further transfer of Mortgagor's interest by Lender, all of such obligations shall terminate as to Lender.

5.5
Limitation on Lender's Liability.  Tenant agrees to look solely to Lender's interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

5.6
No Representation, Warranties or Indemnities.  Lender shall not be liable with respect to any representations, warranties or indemnities from Mortgagor, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord's title, landlord's authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

6.
NON-DISTURBANCE.  In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender:  any option to purchase with respect to the Property; any right of first refusal with respect to the Property; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Security Instrument; or any tenant improvement allowances or construction obligations.

7.	MISCELLANEOUS.

7.1
Remedies Cumulative.  All rights of Lender herein to collect rents on behalf of Mortgagor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Mortgagor or others.

7.2
NOTICES.  All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid.  Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

Mortgagor:	[____________________] c/o Flatiron Property Management LLC 5500 Flatiron Parkway, Suite 120 Boulder, CO 80301
With a copy to:	Goff Capital Partners 6465 South Greenwood Plaza Boulevard, Suite 1075 Centennial, CO 80111 Attention: Conrad Suszynski
And to:	Goff Capital Partners 500 Commerce Street, Suite 700 Fort Worth, TX 76102 Attention: Mark Collier
Tenant:	[________________] [________________] [________________] Attention: [_________]
Lender:	Wells Fargo Bank, National Association Wells Fargo Bank, National Association 4643 South Ulster Street, Suite 1400 Denver, CO 80237 Attn: Susan Rich Loan No. 1013911
With a copy to:	Wells Fargo Bank, National Association 608 2nd Ave S, Floor 11 Minneapolis, MN 55402 Attention: Bao Thao Loan No.: 1013911

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

7.3
Heirs, Successors and Assigns.  Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

1.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

1.5
Counterparts.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

1.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

NOTICE:  THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

"MORTGAGOR"

[___________________],
a [_________________]

By:           ______________________________
Name:      ______________________________
Its:           ______________________________

STATE OF ______________________________     )
) ss.
COUNTY OF ______________________________  )

The foregoing instrument was acknowledged before me this ______ day of __________, 201__, by _________________________, as _________________________ of _________________________, a _________________________.

Witness my hand and official seal.

My Commission expires:
                                                                                                                                _______________________________________
Notary Public

"TENANT"

[___________________________],
a [_________________________]

By:  ______________________________
Name:  ____________________________
Its: _______________________________

STATE OF ______________________________        )
  ) ss.
COUNTY OF ______________________________    )

The foregoing instrument was acknowledged before me this ______ day of __________, 201__, by _________________________, as _________________________ of _________________________, a _________________________.

Witness my hand and official seal.

My Commission expires:

_______________________________________
Notary Public

"LENDER"

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:  ______________________________
Name:  ____________________________
Its: _______________________________

STATE OF ______________________________         )
    ) ss.
COUNTY OF ______________________________     )

The foregoing instrument was acknowledged before me this ______ day of __________, 201__, by _________________________, as _________________________ of _________________________, a _________________________.

Witness my hand and official seal.

My Commission expires:

_______________________________________
Notary Public

EXHIBIT A

[To be attached]

A-1

Exhibit F

TENANT-OWNED ALTERATIONS

Equipment Number/Label	Equipment Name	Equipment Type	Location	Comments
AWLAB-CENT-001	RA20 Centrifuge	Centrifuge	Wet Lab	Centrifuge needed for chemical separation operations and will need to be properly fastened to the floor to properly maintain equipment
AWLAB-DW-001	Dishwasher	Dishwasher	AW/Lab	Will be embedded into lab table and connected to building water and sewer infrastructure
AWLAB-FH-001	8'-12' Labconco Fume Hood	Chemical Hood	AW/Lab	Will be fastened to the floor and will be fastened to building wall and floor. Will be connected to building utilities including makeup air and ducting for proper operations.
AWLAB-FH-002	8'-12' Labconco Fume Hood	Chemical Hood	AW/Lab	Will be fastened to the floor and will be fastened to building wall and floor. Will be connected to building utilities including makeup air and ducting for proper operations.
AWLAB-LB-001	Lab Bench/Shelf	Bench	AW/Lab	Will be fastened to wall and floor. Lab benches have chemical resistant top for durability with chemicals.
AWLAB-LB-002	Lab Bench/Shelf	Bench	AW/Lab	Will be fastened to wall and floor. Lab benches have chemical resistant top for durability with chemicals.
AWLAB-LB-003	Lab Bench/Shelf w/sink	Bench	AW/Lab	Same as above but will have water and sewer hard piped
AWLAB-LB-004	Lab Bench/Shelf w/sink	Bench	AW/Lab	Same as above but will have water and sewer hard piped
AWLAB-LB-005	Lab Bench	Bench	AW/Lab	Will be fastened to wall and floor. Lab benches have chemical resistant top for durability with chemicals.
AWLAB-TBL-006	Marble Balance Table	Table	AW/Lab	Will need to be properly fastened to the floor to enable high precision analytical equipment to function properly
MECH-DIW-004	DI Water Purification System	Utility	Mech Room	Utility that will be fastened to the floor in order to operate properly
MECH-HWT-006	Hot Water Tank	Utility	Mech Room	Utility that will be fastened to the floor and/or wall of the building in order to operate properly
PILOT-CENT-002	RC30 Centrifuge	Centrifuge	Pilot Lab	Centrifuge needed for chemical separation operations and will need to be properly fastened to the floor to properly maintain equipment
PILOT-DW-001	Dishwasher	Dishwasher	Pilot Lab	Will be embedded into lab table and connected to building water and sewer infrastructure
PILOT-MIL-001	Mill - Ultra Centrifugal Mill	Mill/Grinder	Pilot Lab	Will need to be properly fastened to the floor to properly operate equipment
PILOT-WIH-001	12' Labconco Walk-In Hood	Chemical Hood	Pilot Lab	Will be fastened to the floor and will be fastened to building wall and floor. Will be connected to building utilities including makeup air and ducting for proper operations.

*Such other equipment and fixtures as Tenant may install from time to time specific to its type of business.
F-1